SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                      ____________________


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): April 4, 1997




                    HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                 001-12159           75-2656828
(State or other            (Commission       (I.R.S. Employer
jurisdiction of            File Number)      Identification No.)
incorporation)




13085 Industrial Seaway Road, Gulfport, Mississippi      39503
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (601)896-0029




                        (Not Applicable)
  (Former name or former address, if changed since last report)

            INFORMATION TO BE INCLUDED IN THE REPORT


Item 2.  Acquisition or Disposition of Assets.

     On April 4, 1997, Halter Marine, Inc., a wholly owned subsidiary of the Registrant, purchased fifty-one percent of the issued and outstanding capital stock of Maritime Holdings, Inc., a Delaware corporation ("MHI"), from Messrs. Thomas C. Weller, Jr., Ronald J. Stevens and Rick S. Rees (the "MHI Sellers") for $15,498,000. The primary asset of MHI is eighty percent of the issued and outstanding capital stock of Texas Drydock, Inc., a Texas corporation ("Texas Drydock"). Simultaneously, Halter Marine, Inc. purchased fifty-one percent of the other twenty percent of the issued and outstanding capital stock of Texas Drydock from Mr. Don O. Covington (the "Texas Drydock Seller") for $3,874,500.00. Funds for the purchase were obtained by borrowing under the Registrant's general line of credit from its lender banks.

     Texas Drydock is engaged in marine repair and manufacturing of offshore drilling and workover units, operating six shipyards in southeast Texas. Halter intends to continue and expand the operations of Texas Drydock under Halter's ownership.

     For the same consideration, Halter Marine, Inc. obtained an option to acquire the remaining forty-nine percent of the MHI stock and the remaining forty-nine percent of the other twenty percent of the Texas Drydock stock (collectively, the "Minority Stock"). The option is exercisable no earlier than twelve months and no later than twenty four months after April 4, 1997 at an aggregate option exercise price of not less than $20,580,000 nor more than $30,000,000, with the exact price to be determined by future negotiations based upon estimated consolidated earnings of Texas Drydock for the twelve months ending March 31, 1999, but with the absolute option to purchase the Minority Stock at an aggregate
exercise price of $30,000,000.   Conversely, the MHI Sellers and
the Texas Drydock Seller, acting jointly, have an option to cause Halter Marine, Inc. to purchase the Minority Stock no earlier than eighteen months nor later than twenty-four months after April 4, 1997 for an aggregate purchase price of $20,580,000.

     In connection with the purchase, Mr. Weller, Chairman of the Board of MHI and of Texas Drydock entered into a three year Consulting Agreement to serve as consultant to Texas Drydock and its affiliates; Mr. Rees, President of MHI, in addition to already being a director of the Registrant, was elected on April 2, 1997, an Executive Vice President of Registrant; and Mr. Covington, President of Texas Drydock, entered into a three year Employment Agreement to continue as President of Texas Drydock.

Item 7.  Financial Statements and Exhibits.

     List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)  Financial Statements of Business Acquired.

               None Required.

(b)  Pro Forma Financial Information.

               None Required.

(c)  Exhibits.

     99.2 * Stock Purchase Agreement dated February 14, 1997 by and among Thomas C. Weller, Jr., Ronald J. Stevens, Rick S. Rees, Don O. Covington and Halter Marine,
               Inc.

     99.3 *    Amendment No. 1 to Stock Purchase Agreement dated
               April 4, 1997 by and among Thomas C. Weller, Jr.,
               Ronald J. Stevens, Rick S. Rees, Don O. Covington and Halter Marine, Inc.

     99.4      Escrow Agreement dated April 4, 1997 among Halter
               Marine, Inc., Thomas C. Weller, Jr., Ronald J.
               Stevens, Rick S. Rees, Don O. Covington and Bank
               One, Louisiana, National Association.

     99.5 Weller Consulting Agreement dated April 4, 1997 by and between Texas Drydock, Inc. and Thomas C.
               Weller, Jr.

     99.6 Covington Employment Agreement dated April 4, 1997 by and between Texas Drydock, Inc. and Don O.
               Covington.

     99.7 Fogal Employment Agreement dated April 4, 1997 by and between Texas Drydock, Inc. and Robert W.
               Fogal.

     _______________

     * Omitted from Exhibits 99.2 and 99.3 are the attachments referred to in those documents. It is believed that the attachments (when considered with the other Exhibits filed herein) are not material to an investment decision. Registrant agrees to furnish supplementally a copy of any of the omitted attachments to the Commission upon request.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HALTER MARINE GROUP, INC.
                              (Registrant)

                                   /s/ John Dane, III
                              By:
                                   John Dane, III
                                   Chairman, President and
                                   Chief Executive Officer


Date: April 17, 1997

                         EXHIBIT INDEX
    Exhibit
    Number     Description of Exhibits

     99.2 Stock Purchase Agreement dated February 14, 1997 by and among Thomas C. Weller, Jr., Ronald J. Stevens, Rick S. Rees, Don O. Covington and Halter Marine,
               Inc.

     99.3      Amendment No. 1 to Stock Purchase Agreement dated
               April 4, 1997 by and among Thomas C. Weller, Jr.,
               Ronald J. Stevens, Rick S. Rees, Don O. Covington and Halter Marine, Inc.

     99.4      Escrow Agreement dated April 4, 1997 among Halter
               Marine, Inc., Thomas C. Weller, Jr., Ronald J.
               Stevens, Rick S. Rees, Don O. Covington and Bank
               One, Louisiana, National Association.

     99.5 Weller Consulting Agreement dated April 4, 1997 by and between Texas Drydock, Inc. and Thomas C.
               Weller, Jr.

     99.6 Covington Employment Agreement dated April 4, 1997 by and between Texas Drydock, Inc. and Don O.
               Covington.

     99.7 Fogal Employment Agreement dated April 4, 1997 by and between Texas Drydock, Inc. and Robert W.
               Fogal.

                         EXHIBIT 99.1

                   STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered
into this   14th   day of  February   , 1997, by and among THOMAS
C. WELLER, JR. ("Weller"), an individual whose mailing address is 2595 Woodward Way, N.W., Atlanta, Georgia 30305, RONALD J. STEVENS ("Stevens"), an individual whose mailing address is 2009 Old Country Road, Daphne, Alabama 36526, and RICK S. REES ("Rees"), an individual whose mailing address is 80 Tern Street, New Orleans, Louisiana 70124, (such three individuals being sometimes collectively referred to herein as the "MHI Sellers"), who own one hundred percent (100%) of the issued and outstanding stock of MARITIME HOLDINGS, INC., a Delaware corporation ("MHI"), which owns eighty percent (80%) of the issued and outstanding capital stock of TEXAS DRYDOCK, INC., a Texas corporation ("Texas Drydock"), and DON
O. COVINGTON ("Covington"), whose mailing address is 4322 Memorial Drive, Orange, Texas 77632 (such individual being sometimes referred to herein as the "Texas Drydock Seller"), who owns the other twenty percent (20%) of the issued and outstanding stock of Texas Drydock (all such individuals being sometimes collectively referred herein to as the "Sellers"), and HALTER MARINE, INC., a Nevada corporation (hereinafter called "Purchaser"), which has its principal offices at 13085 Industrial Seaway, Gulfport, Mississippi, 39503;

                      W I T N E S S E T H :

     WHEREAS, the MHI Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the MHI Sellers, fifty-one percent (51%) of the issued and outstanding stock of MHI; and

     WHEREAS, the Texas Drydock Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Texas Drydock Seller, fifty-one percent (51%) of the twenty percent (20%) of the issued and outstanding capital stock of Texas Drydock owned by the Texas Drydock Seller; and

     WHEREAS, Purchaser desires to have from the MHI Sellers a right and option to purchase from the MHI Sellers, and the MHI Sellers desire to have an option to put to Purchaser, the other forty-nine percent (49%) of the outstanding capital stock of MHI upon the terms and conditions set forth herein; and

     WHEREAS, Purchaser desires to have from the Texas Drydock Seller the right and option to purchase from the Texas Drydock Seller, and the Texas Drydock Seller desires to have an option to put to Purchaser, the other forty-nine percent (49%) of the twenty percent (20%) of the issued and outstanding capital stock of Texas Drydock owned by the Texas Drydock Seller upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, Sellers and Purchaser hereby agree as follows:

                           ARTICLE 1.
      Sale and Transfer of Shares; Purchase Price; Closing


     1.1 The MHI Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), the MHI Sellers will sell and transfer to Purchaser, and Purchaser will purchase from the MHI Sellers, fifty-one percent (51%) of the issued and outstanding shares of capital stock of MHI (such fifty-one percent (51%) of the issued and outstanding shares of capital stock of MHI being hereinafter referred to as the "MHI Shares").

     1.2 The Texas Drydock Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Texas Drydock Seller will sell and transfer to Purchaser, and Purchaser will purchase from the Texas Drydock Seller, fifty-one percent (51%) of the twenty percent (20%) of the issued and outstanding shares of capital stock of Texas Drydock owned by the Texas Drydock Seller (such fifty-one (51%) of twenty percent (20%) of the issued and outstanding capital stock of Texas Drydock being hereinafter referred to as the "Texas Drydock Shares").

     1.3 Purchase Price for the MHI Shares. The purchase price for the MHI Shares shall be Fifteen Million Four Hundred Ninety Eight Thousand Dollars ($15,498,000.00), payable at the Closing to each of the MHI Sellers in the respective percentages set forth below opposite the name of each of the MHI Sellers:

     Weller              Fifty percent                 (58.061%)
     Stevens             Twenty-five percent           (23.778%)
     Rees                Twenty-five percent           (18.161%)

     1.4 Purchase Price for Texas Drydock Shares. The purchase price for the Texas Drydock Shares shall be Three Million Eight
Hundred Seventy Four Thousand Five Hundred Dollars ($3,874,500.00), payable at the Closing to the Texas Drydock Seller.

     1.5 Closing. The closing (the "Closing") of the purchases and sales provided for in this Agreement will take place at the principal offices of Purchaser at 10:00 a.m. (local time) on the later of (i) April 4, 1997 or (ii) that date that is two business days following the termination of the applicable waiting period under the Hart-Scott-Rodino Act (the "HSR Act"), or at such other date, time and place as the parties may agree. The actual date of Closing is hereinafter sometimes called the "Closing Date". Subject to the provisions of Article 10, failure to consummate the purchases and sales provided for in this Agreement on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.6   Closing Obligations.  At the Closing:

     (a) The MHI Sellers will deliver to Purchaser:

           (i) certificates representing the MHI Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser;

           (ii) releases in the form of Exhibit 1.06(a)(ii) executed by each of the MHI Sellers
                    (collectively, the "MHI Sellers' Releases");

           (iii)    a noncompetition agreement in the form of
                    Exhibit 1.6(a)(iii) executed by Stevens
                    ("Stevens Noncompetition Agreement");

           (iv) a certificate executed by each of the MHI Sellers representing and warranting to Purchaser that each of MHI Sellers' representations and warranties in Article 2 of this Agreement was accurate in all material respects as of the date of this Agreement, after giving effect to the Disclosure Letter, and is accurate in all material respects as of the Closing Date as if made on the Closing Date, after giving effect to the Disclosure Letter and any supplement to the Disclosure Letter delivered to Purchaser prior to the Closing; and

           (v) such other documents or instruments with respect to MHI or the MHI Sellers as Purchaser may reasonably request.

     (b)  The Texas Drydock Seller will deliver to Purchaser:

           (i) certificates representing the Texas Drydock Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser;

           (ii) a release in the form of Exhibit 1.06(b)(ii) executed by the Texas Drydock Seller (the
                    "Texas Drydock Seller's Release");

           (iii) a certificate executed by the Texas Drydock Seller's representing and warranting to Purchaser that each of Texas Drydock Seller's representations and warranties in Article 3 of this Agreement was accurate in all material respects as of the date of this Agreement, after giving effect to the Disclosure Letter, and is accurate in all material respects as of the Closing Date as if made on the Closing Date, after giving effect to the Disclosure Letter and any supplement to the Disclosure Letter delivered to Purchaser prior to the Closing; and

           (iv) such other documents or instruments with respect to the Texas Drydock Seller as Purchaser may reasonably request.


     (c)  Sellers acting jointly will deliver to Purchaser:

           (i) a certificate executed by each of the Sellers representing and warranting to Purchaser that each of Sellers' representations and warranties in Article 4 of this Agreement was accurate in all material respects as of the date of this Agreement, after giving effect to the Disclosure Letter, and is accurate in all respects as of the Closing Date as if made on the Closing Date, after giving effect to the Disclosure Letter and any supplement to the Disclosure Letter delivered to Purchaser prior to the Closing;

           (ii) an escrow agreement in the form of the Exhibit 1.6(c)(ii), executed by Sellers (the "Escrow
                    Agreement");

           (iii) a true and complete copy of a consulting agreement in the form of Exhibit 1.6(c)(iii), as executed by Weller and Texas Drydock (the
                    "Weller Consulting Agreement);

           (iv) a true and complete copy of an employment agreement in the form of Exhibit 1.6(c)(iv), as executed by Covington and Texas Drydock (the "Covington Employment Agreement");
           (v) a true and complete copy of an employment agreement in the form of Exhibit 1.6(c)(v), as executed by Robert W. Fogal and Texas Drydock (the "Fogal Employment Agreement");

           (vi)     an opinion of Jones, Walker, Waechter,
                    Poitevent, Carrere and Denegre, L.L.P.,
                    counsel to Sellers, dated the Closing Date, in form and substance satisfactory to Purchaser;
                    and

           (vii) such other documents or instruments with respect to Texas Drydock, Inc. and its subsidiary, TDI International, Ltd., a Cayman
                    Islands corporation ("Subsidiary"), as
                    Purchaser may reasonably request.

     (d)  Purchaser will deliver:

           (i) to each of the MHI Sellers the aggregate amount set forth in Section 1.3 of this Agreement in the respective percentages set forth opposite each such person's name in
                    Section 1.3 of this Agreement by wire transfer to an account specified by such person;

           (ii) to the Texas Drydock Seller the amount set forth in Section 1.4 of this Agreement by wire transfer to an account specified by such person;

           (iii) to the Sellers a copy of the Escrow Agreement executed by Purchaser;

           (iv) to the Sellers a certificate executed by Purchaser to the effect that each of Purchaser's representations and warranties in
                    Article 5 of this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

           (v)      to the Sellers an opinion of Joe French &
                    Associates, P.C., counsel to Purchaser, dated the Closing Date, in form and substance satisfactory to Sellers; and

           (vi) such other documents or instruments with respect to Purchaser as Sellers may reasonably request.
                           ARTICLE 2.
          Representations and Warranties of MHI Sellers

     Except as set forth in the Disclosure Letter, MHI Sellers, and each of them, represent and warrant to Purchaser the following:

     2.1 Ownership of MHI Stock. At Closing, Weller will own fifty eight thousand and sixty one (58,061) shares, Stevens will own twenty three thousand seven hundred seventy eight (23,778) shares, and Rees will own eighteen thousand one hundred sixty one (18,161) shares of Common Stock, par value $1.00 per share, of MHI. Such shares represent all of the issued and outstanding capital stock of MHI. Each of the MHI Sellers has good and marketable title thereto and has all requisite power and authority to sell, assign and deliver the MHI Shares to the Purchaser, free and clear of any lien, claim, demand, encumbrance or voting agreement. At the time of delivery of the MHI Shares to Purchaser at the Closing, against payment therefor, the MHI Sellers will deliver good and marketable title to the MHI Shares to Purchaser, free and clear of any liens, claims, encumbrances, equities, voting rights or agreements.

     2.2 Capitalization of MHI. At Closing, the authorized capital stock of MHI will consist of one hundred thousand (100,000) shares of Common Stock, par value $1.00 per share, of which one hundred thousand (100,000) shares will be issued and outstanding. All outstanding shares of the capital stock of MHI will have been duly authorized and validly issued and will be fully paid and nonassessable. At Closing, MHI will not have any outstanding stock, subscription, option, warrant, rights or other agreement or commitment obligating MHI to issue, sell or redeem shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

     2.3 MHI Organization and Good Standing. MHI is a corporation validly existing and in good standing under the laws of the state of Delaware and is not duly qualified to do business as a foreign corporation in any other state and neither the nature of its business nor the property owned or leased by it makes such qualification necessary in any other jurisdiction. MHI has full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its existing agreements, contracts and obligations. Prior to the Closing, MHI Sellers will make available to Purchaser true and complete copies of the Certificate of Incorporation, the Bylaws, the Minute Books containing the minutes of all meetings of the Board of Directors and stockholders of MHI, and the stock record books of MHI, as in effect at that time.

     2.4 Ownership of Texas Drydock Stock. MHI owns eight hundred (800) shares of Common Stock, par value $1.00 per share, of Texas Drydock. MHI has good and marketable title thereto, free and clear of any lien, claim, demand, encumbrance or voting agreement.

     2.5 MHI'S Assets, Liabilities and Obligations. At Closing MHI will have no debt or liability of any kind and will not be subject to any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding upon MHI. At Closing MHI will have no assets other than stock of Texas Drydock constituting eighty percent (80%) of Texas Drydock's outstanding stock and cash sufficient to pay all debts and liabilities so disclosed and any costs and expenses related thereto.

     2.6 MHI Sellers' Authority; Conflicts. (a) This Agreement constitutes the legal, valid, and binding obligation of the MHI Sellers, enforceable against MHI Sellers in accordance with its terms. Upon the execution and delivery by MHI Sellers of the MHI Sellers' Releases, by Weller of the Weller Consulting Agreement and by Stevens of the Stevens Noncompetition Agreement (collectively, the "MHI Sellers' Closing Documents"), the MHI Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the MHI Sellers, or in the case of the Weller Consulting Agreement, Weller, or in the case of the Stevens Consulting Agreement, Stevens, enforceable against MHI Sellers, Weller and Stevens, as appropriate, in accordance with their respective terms. The MHI Sellers, Weller and Stevens, as appropriate, have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the MHI Sellers' Closing Documents and to perform their obligations under this Agreement and the MHI Sellers' Closing Documents.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Certificate of Incorporation of MHI, or (B) any resolution adopted by the Board of Directors or the stockholders of MHI;

           (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any statute, regulation, or judicial or administrative order to which MHI or any of the MHI Sellers, or any of the assets owned or used by MHI at Closing, may be subject;

           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or authorization that will be held by MHI at Closing or that otherwise relates to the business of, or any of the assets will be owned at Closing by, MHI;

           (iv) cause Purchaser or MHI to become subject to, or to become liable for the payment of, any federal, state or local tax that would not otherwise be imposed, assessed or collected from Purchaser or MHI; except for transactions contemplated by Article 12 or Article 13 hereof;

           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding upon MHI; or

           (vi) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets owned by MHI at Closing.

Except as required by the HSR Act, none of the MHI Sellers or MHI is or will be required to give any notice to or obtain any consent, authorization, approval or waiver from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

                           ARTICLE 3.
     Representations and Warranties of Texas Drydock Seller

     Except as set forth in the Disclosure Letter, the Texas
Drydock Seller represents and warrants to Purchaser the following:

     3.1 Ownership of Texas Drydock Stock. The Texas Drydock Seller owns two hundred (200) shares of Common Stock, par value $1.00 per share, of Texas Drydock. The Texas Drydock Seller has good and marketable title thereto and has all requisite power and authority to sell, assign and deliver such shares to the Purchaser, free and clear of any lien, claim, demand, encumbrance or voting agreement. At the time of delivery of the Texas Drydock Shares to Purchaser at the Closing, against payment therefor, the Texas Drydock Seller will deliver good and marketable title to the Texas Drydock Shares to Purchaser, free and clear of any liens, claims, encumbrances, equities, voting rights or agreements.
     3.2 Authority; Conflicts. This Agreement constitutes the legal, valid, and binding obligation of the Texas Drydock Seller, enforceable against the Texas Drydock Seller in accordance with its terms. Upon the execution and delivery by the Texas Drydock Seller of the Texas Drydock Seller's Release, and the Covington Employment Agreement (collectively, the "Texas Drydock Seller's Closing Documents"), the Texas Drydock Seller's Closing Documents will constitute the legal, valid, and binding obligations of the Texas Drydock Seller, enforceable against the Texas Drydock Seller in accordance with their respective terms. The Texas Drydock Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Texas Drydock Seller's Closing Documents and to perform his obligations under this Agreement and the Texas Drydock Seller's Closing Documents.

Except as required by the HSR Act, neither the Texas Drydock Seller nor Texas Drydock is or will be required to give any notice to or obtain any consent, authorization, approval or waiver from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

                           ARTICLE 4.
            Representations and Warranties of Sellers

     Except as set forth in the Disclosure Letter, Sellers, and each of them, represent and warrant to Purchaser the following (except that with respect to MHI, only the MHI Sellers make such representations and warranties and the Texas Drydock Seller makes no representation or warranty with respect to MHI):

     4.1 Outstanding Stock of Texas Drydock; Conflicts. The shares of Common Stock, of Texas Drydock registered in the name of MHI and the Texas Drydock Seller represent all of the issued and outstanding capital stock of Texas Drydock. The execution and delivery of this Agreement and the compliance with the terms and provisions hereof will not result in a violation of, or be in conflict with, or constitute a default under, the terms, conditions or provisions of any mortgage, lien, lease, indenture, agreement, instrument, judgement, decree, order, statute, rule or governmental regulation applicable to the shares of Texas Drydock or by which Texas Drydock is bound, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the shares of Texas Drydock or any of its properties.

     4.2 Texas Drydock's Capitalization. The authorized capital stock of Texas Drydock consists of one thousand (1,000) shares of Common Stock, par value $1.00 per share, of which one thousand (1,000) shares are issued and outstanding. All outstanding shares of the capital stock of Texas Drydock have been duly authorized and validly issued and are fully paid and nonassessable. Texas Drydock does not have any outstanding stock, subscription, option, warrant, rights or other agreement or commitment obligating Texas Drydock to issue, sell or redeem shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

     4.3 Texas Drydock's Organization and Good Standing. Texas Drydock is a corporation validly existing and in good standing under the laws of the state of Texas and is not duly qualified to do business as a foreign corporation in any other state and neither the nature of its business nor the property owned or leased by it makes such qualification necessary, except in any jurisdiction in which the failure to so qualify would not have a materially adverse effect on the business or properties of Texas Drydock. Texas Drydock has full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under each agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding upon Texas Drydock. Prior to Closing, Sellers will make available to Purchaser true and complete copies of the Articles of Incorporation and the Bylaws of Texas Drydock, the Minute Books containing true and complete copies of the minutes of each meeting of the Board of Directors and shareholders of Texas Drydock and its stock record books, as in effect at that time.

     4.4 Subsidiary. Texas Drydock owns all of the issued and outstanding stock of TDI International, Ltd., a Cayman Islands corporation (which is hereinafter called "Subsidiary"), which is the only subsidiary of Texas Drydock. As used herein, the term "subsidiary" means any corporation or other legal entity of which securities or other interests having the power to elect a majority of that corporation's or other legal entity's board of directors or similar governing body, or otherwise having the power of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other legal entity (other than securities or other interest having such power only upon the happening of a contingency that has not occurred) are held directly or indirectly by Texas Drydock. Texas Drydock has no agreement or contract to own or acquire any equity securities of any other corporation or legal entity or any direct or indirect ownership interest in any other business, except that Subsidiary is a party to a joint venture agreement with an entity operating under the laws of Bahrain to conduct a business activity in Bahrain. Prior to Closing, Sellers will make available to Purchaser, a true and complete copy of such joint venture agreement.

     4.5   Ownership of Subsidiary.  Texas Drydock owns one hundred
(100) shares of Common Stock, par value $1.00 per share, of Subsidiary. Such shares represent all of the issued and outstanding capital stock of Subsidiary. Texas Drydock has good and marketable title to all outstanding shares of capital stock of Subsidiary, free and clear of any lien, claim, demand, encumbrance or voting agreement. The execution and delivery of this Agreement and the compliance with the terms and provisions hereof will not result in a violation of, or be in conflict with, or constitute a default under, the terms, conditions or provisions of any mortgage, lien, lease, indenture, agreement, instrument, judgement, decree, order, statute, rule or governmental regulation applicable to the shares of capital stock of Subsidiary or by which Subsidiary is bound, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the shares of capital stock of Subsidiary or any of its properties.

     4.6 Subsidiary's Capitalization. The authorized capital stock of Subsidiary consists of fifty thousand (50,000) shares of Common Stock, par value $1.00 per share, of which one hundred (100) shares are issued and outstanding. All outstanding shares of the capital stock of Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Subsidiary does not have any outstanding stock, subscription, option, warrant, rights or other agreement or commitment obligating Subsidiary to issue, sell or redeem shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock.

     4.7 Subsidiary's Organization and Good Standing. Subsidiary is a corporation validly existing and in good standing under the laws of the state of the Cayman Islands, which is the only jurisdictions in which the nature of its business or the property owned or leased by it makes such qualification necessary, except in any jurisdiction in which the failure to so qualify would not have a materially adverse effect on the business or properties of Subsidiary. Subsidiary has full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under each agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding upon Subsidiary. Prior to Closing, Sellers will make available to Purchaser true and complete copies of the Articles of Incorporation and the Bylaws of Subsidiary, the Minute Books containing the minutes of each meeting of the Board of Directors and shareholders of Subsidiary and its stock record books, as in effect at that time.

     4.8 Authority; Conflicts. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):
           (i) contravene, conflict with, or result in a violation of (A) any provision of the Articles of Incorporation of Texas Drydock or the certificate or articles of incorporation of Subsidiary, or (B) any resolution adopted by the board of directors or the stockholders of either Texas Drydock or Subsidiary;

           (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any statute, regulation, or judicial or administrative order to which either Texas Drydock or Subsidiary or any of the Sellers, or any of the assets owned or used by either Texas Drydock or Subsidiary, may be subject;

           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or authorization that is held by either Texas Drydock or Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, either Texas Drydock or Subsidiary;

           (iv) cause Purchaser, Texas Drydock or Subsidiary to become subject to, or to become liable for the payment of, any federal, state or local tax that would not otherwise be imposed, assessed or collected from Purchaser, Texas Drydock or Subsidiary, except for transactions contemplated by Article 12 or Article 13 hereof;

           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding upon either Texas Drydock or Subsidiary; or

           (vi) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets owned or used by either Texas Drydock or Subsidiary.

Except as required by the HSR Act, neither any of the Sellers, Texas Drydock nor Subsidiary is or will be required to give any notice to or obtain any consent, authorization, approval or waiver from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.
     4.9 Financial Statements. Sellers have delivered to Purchaser financial statements consisting of consolidated balance sheets of Texas Drydock and Subsidiary at September 30, 1996, 1995 and 1994, and the related consolidated statements of earnings and retained earnings for each of the years then ended, and the related notes, as certified by KPMG Peat Marwick LLP, independent certified public accountants, (the "Audited Financial Statements"). In accordance with Section 6.8 hereof, Sellers will deliver, and they do hereby agree to deliver, to Purchaser financial statements consisting of an unaudited balance sheet of Texas Drydock and Subsidiary at December 31, 1996 and the related unaudited statements of earnings and retained earnings for the period then ended (the "Unaudited Financial Statements"). The Audited Financial Statements fairly present, and the Unaudited Financial Statements when delivered will fairly present, the financial position of Texas Drydock and Subsidiary and the results of operations as at the respective dates and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles applied on a consistent basis. In respect to the balance sheet at December 31, 1996 (the "Unaudited Balance Sheet") contained in the Unaudited Financial Statements, the Sellers represent to Purchaser that:

           (i)      The funded reserve established for all
     outstanding Workman's Compensation and Longshoremen and Harbor Workers claims is sufficient to settle all such claims as at the date of such balance sheet;

           (ii) The reserve for bad debts set forth in such Unaudited Balance Sheet is sufficient to cover uncollectible accounts and notes receivable as of the date of such Unaudited Balance Sheet;

           (iii) The premiums on insurance policies were accrued and expensed through the date of such Unaudited Balance Sheet in accordance with Texas Drydock's and Subsidiary's usual practice;

           (iv) Real property taxes and assessments have been accrued through the date of such Unaudited Balance Sheet, based on actual assessments for the year or the taxes and assessments in prior years; and

           (v) An appropriate amount has been accrued for federal, state and local income and franchise taxes through the date of such Unaudited Balance Sheet.

     4.10  Operations of Texas Drydock and Subsidiary.  Since
September 30, 1996:

           (i) The operations of Texas Drydock and Subsidiary have been conducted in the usual and customary manner; and

           (ii)     There has been no adverse change in the
     business, properties or financial condition of either Texas
     Drydock or Subsidiary other than changes resulting from transactions in the ordinary course of business, none of which (individually or in the aggregate) have been materially adverse, other than changes contemplated or required by the provisions of this Agreement.

     4.11 Title to Properties; Encumbrances. The Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Texas Drydock and Subsidiary. Texas Drydock and Subsidiary own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected as owned in the Unaudited Balance Sheet, or if acquired since that date, in the books and records of Texas Drydock and Subsidiary (except for assets held under capitalized leases disclosed or not required to be disclosed in the Disclosure Letter) and personal property sold or abandoned since the date of such Unaudited Balance Sheet in the ordinary course of business, and all of the properties and assets purchased or otherwise acquired by Texas Drydock and Subsidiary since the date of such Unaudited Balance Sheet (except for personal property acquired and sold since the date of such Unaudited Balance Sheet in the ordinary course of business and consistent with past practice). All material properties and assets reflected in such Unaudited Balance Sheet are free and clear of all encumbrances and restrictions and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests securing particular liabilities or obligations shown in such Unaudited Balance Sheet, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the such Unaudited Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Texas Drydock, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by Texas Drydock lie wholly within the boundaries of the real property owned by Texas Drydock and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

     4.12 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment of Texas Drydock and Subsidiary in all material respects are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the best of Sellers knowledge, the building, plants, structures and equipment of Texas Drydock and Subsidiary are sufficient for the continued conduct of Texas Drydock's and Subsidiary's businesses as presently conducted, except, of course, for ordinary wear and tear and except as set forth in the Disclosure Schedule.

     4.13 Accounts and Notes Receivable. The Disclosure Schedule correctly sets forth a schedule of all accounts receivable, notes receivable and other monies due and owing to Texas Drydock and Subsidiary reflected in the Unaudited Balance Sheet (the "Current Receivables"), specifying the debtor, the amounts thereof, the due dates, whether secured or unsecured and, with respect to secured indebtedness, the general nature of the property securing same, and an aging thereof by 30, 60 and over 90 days from the due date. All such Current Receivables represented valid obligations arising from sales actually made or services actually performed in the ordinary course of business of either Texas Drydock or Subsidiary. Unless such accounts are paid prior to the Closing Date, the reserves for uncollectible accounts reflected in such Unaudited Balance Sheet are adequate and have been calculated consistent with past practice and do not represent a greater percentage of the Accounts Receivable at that date than the average of the reserves reflected in the balance sheets as of September 30, 1996, 1995 and 1994 contained in the Audited Financial Statement with respect to the Accounts Receivable reflected therein. There is no known contest, claim, or right of set-off that has been agreed to or is or has been asserted by obligor relating to the amount or validity of any of the Current Receivables.

     4.14 Inventory. All inventory of Texas Drydock and Subsidiary, whether or not reflected in the Unaudited Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business either Texas Drydock or Subsidiary within one hundred and twenty (120) days of the date of such Unaudited Balance Sheet, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the such balance sheet.
All inventories not written off have been priced at the lower of cost or net realizable on a last in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Texas Drydock and Subsidiary.

     4.15 No Undisclosed Liabilities. Texas Drydock and Subsidiary has no liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Unaudited Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof; and the liabilities of Texas Drydock and Subsidiary reflected in the Unaudited Balance Sheet are accurately stated as of the date thereof in accordance with generally accepted accounting principles.

     4.16 Taxes. (a) Texas Drydock and Subsidiary have filed or caused to be filed timely all tax returns that are or were required to be filed by or with respect to either of them pursuant to applicable laws. Texas Drydock and Subsidiary have paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment with respect to such taxes received by any of the Sellers, MHI, Texas Drydock or Subsidiary, except such taxes, if any, being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided in the balance sheet at September 30, 1996 contained in the Audited Financial Statements and in the Unaudited Balance Sheet.

     (b) The United States federal income tax returns of MHI, Texas Drydock and Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through September 30, 1992. All deficiencies proposed as a result of any such federal or state audits have been paid, reserved against, settled, or are being contested in good faith by appropriate proceedings. No such proposed deficiency or settlement thereof is likely to have any material adverse effect on any taxable year after the Closing.

     (c) The charges, accruals, and reserves with respect to taxes on the respective books of Texas Drydock and Subsidiary are adequate (determined in accordance with generally accepted accounting principles) and are at least equal to Texas Drydock's and Subsidiary's liability for taxes. There exists no proposed tax assessment against Texas Drydock or Subsidiary, except as disclosed in the balance sheet as at September 30, 1996 contained in the Audited Financial Statements. All taxes that either Texas Drydock or Subsidiary is or was required by applicable law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or other person.
     (d) All tax returns filed by (or that include on a consolidated basis) either Texas Drydock or Subsidiary are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by either Texas Drydock or Subsidiary after the date of this Agreement.

     4.17 Employee Benefits. (a) As used in this Section, the following terms have the meanings set forth below:

     "Company Pension Plan" means all Pension Plans of which, in the last five years, either Texas Drydock or Subsidiary or an ERISA Affiliate of either Texas Drydock or Subsidiary is or was a Plan Sponsor, otherwise contributes or has contributed, or otherwise participates or has participated.

     "ERISA" means the Employee Retirement Income Security Acts of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA Affiliate" means, with respect to either Texas Drydock or Subsidiary, any other person that, together with the such company, would be treated as a single employer under Internal
Revenue Code Section 414.

     "Multiemployer Plan" has the meaning given in ERISA Section
3(37)(A).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

     "Plan" has the meaning given in ERISA Section 3(3).

     "Plan Sponsor"has the meaning given in ERISA Section 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements of Internal Revenue Code Section 401(a).

     "Welfare Plan" has the meaning given in ERISA Section 3(1).

     (b) The Disclosure Letter contains a complete and accurate list of all Company Pension Plans and all Welfare Plans of Texas
Drydock and Subsidiary.

     (c) The Disclosure Letter contains a complete and accurate list of (i) all ERISA Affiliates of each of Texas Drydock and Subsidiary, and (ii) all Pension Plans of which any such ERISA Affiliate, in the last five years, is or was a Plan Sponsor, participates or has participated, or contributes or has contributed.
     (d) Sellers will make available to Purchaser prior to Closing, upon written request of Purchaser, true and complete copies of any of the following:

           (i) all documents that set forth the terms of each Company Pension Plan, and Welfare Plan of Texas Drydock or Subsidiary, including all plan descriptions and summary plan descriptions of Company Pension Plans for which MHI, Texas Drydock or Subsidiary are required to prepare, file, and distribute.

           (ii) all personnel, payroll, and employment manuals and policies of Texas Drydock and Subsidiary;

           (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred with respect to a Company Pension Plan maintained by Texas
     Drydock and Subsidiary and the ERISA Affiliates;

           (iv) all insurance policies purchased by or to provide benefits under any Welfare Plan of Texas Drydock or Subsidiary;

           (v) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Pension
     Plan;

           (vi) all notifications to employees of their rights under ERISA Section 601 et seq. and Internal Revenue Code
     Section 4980B regarding continuation health coverage;

           (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Pension Plan and Welfare Plan of Texas Drydock and Subsidiary, including all schedules thereto and the opinions of independent accountants;

           (viii) the most recent determination letter for each plan of Texas Drydock and Subsidiary that is a Qualified Plan; and

     (e) No Company Pension Plan is subject to Title IV of ERISA, other than a Multiemployer Plan.

     (f) No Welfare Plan of Texas Drydock and Subsidiary is maintained in connection with any trust described in Section
501(c)(9) of the Internal Revenue Code,

     (g) Texas Drydock and Subsidiary, with respect to all Company Pension Plans, is in compliance in all material respects with ERISA, the Internal Revenue Code and other applicable laws, and with any applicable collective bargaining agreement.

     (h) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under Internal Revenue Code Section
4975(c) have occurred with respect to any Company Pension Plan.

     (i) Neither Texas Drydock nor Subsidiary has any material liability to the PBGC with respect to any Plan or has any liability either (i) to the Internal Revenue Service for any tax imposed under Chapter 43 of the Internal Revenue Code or (ii) under ERISA
Section 502 or Section 4071.

     (j) All filings required by ERISA and the Internal Revenue Code as to each Company Pension Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Internal Revenue Code have been timely provided.

     (k) All contributions and payments made or accrued with respect to Company Pension Plans or Welfare Plans of Texas Drydock and Subsidiary are deductible under Internal Revenue Code Section
162 or Section 404.

     (l) Since September 30, 1996 there has been no establishment or amendment of any Company Pension Plan.

     (m) No event has occurred or circumstance exists that could result in a material increase in premium costs of Welfare Plans of Texas Drydock and Subsidiary that are insured, or a material increase in benefit costs of such Welfare Plans that are self-insured.

     (n) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Pension Plan, or Welfare Plan of Texas Drydock and Subsidiary is pending or, to Sellers' knowledge, is pending or threatened.

     (o) Each Qualified Plan of each of Texas Drydock and Subsidiary listed on the Disclosure Letter is qualified in form and operation under Internal Revenue Code Section 410(a); each trust for each such Plan is except from federal income tax under Internal Revenue Code Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

     (p) Neither Texas Drydock, Subsidiary nor any ERISA Affiliate has filed a notice of intent to terminate any Company Pension Plan or has adopted any amendment to treat a Company Pension Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Company Pension Plan.

     (q) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or Internal Revenue
Code Section 401(a)(29).

     (r) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Pension Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Pension Plan.

     (s) The actuarial report for each Multiemployer Plan of each of Texas Drydock and Subsidiary and each ERISA Affiliate fairly presents the financial condition and the results of operations of each such Plan in accordance with generally accepted accounting principles.

     (t) No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

     (u)   Neither Texas Drydock, Subsidiary nor any ERISA
Affiliate has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement.

     (v) Texas Drydock and Subsidiary have complied in all material respects with the provisions of ERISA Section 601 et seq. and Internal Revenue Code Section 4980B.

     (w) Except to the extent required under ERISA Section 601 et.seq. and Internal Revenue Code Section 4980B, neither Texas
Drydock nor Subsidiary provides, or is obligated to provide, health or welfare benefits for any retired or former employee.

     4.18  Compliance With Laws; Governmental Authorizations.
(a) Each of Texas Drydock and Subsidiary is in full compliance in all material respects with the legal requirements of any laws that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

     (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) will constitute or result in a violation by either Texas Drydock or Subsidiary of, or a failure on the part of Texas Drydock or Subsidiary to comply with, any law applicable to it that would have a material adverse effect on the conduct or operation of its business or the ownership or use of any of its assets, or (B) will give rise to any obligation on the part of either Texas Drydock or Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature; and

     (c) Neither Texas Drydock nor Subsidiary has received, at any time since September 30, 1996, any notice or other communication (whether oral or written) from any governmental authority or any other person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any applicable law that would have a material adverse effect on the conduct or operation of its business or the ownership or use of any of its assets or (B) any actual, alleged, possible, or potential obligation on the part of either Texas Drydock or Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

     4.19 Legal Proceedings; Orders. (a) There is no action, arbitration, audit, hearing, investigation, litigation or suit (a
"Proceeding") pending:

           (i)      that has been commenced by or against either
     Texas Drydock or Subsidiary or that otherwise relates to or may affect the business of, or any of the assets owned or used by, either Texas Drydock or Subsidiary; or

           (ii) that challenges, or that, if decided adversely, would have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Agreement.

To the knowledge of any of the Sellers, Texas Drydock and Subsidiary, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Prior to Closing, the Sellers, upon written request of Purchaser, will make available to Purchaser true and complete copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in the Disclosure Letter. The Proceedings listed in the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of either Texas Drydock or Subsidiary.

     (b) There is no judicial or administrative order to which either Texas Drydock or Subsidiary, or any of the assets owned or used by either Texas Drydock or Subsidiary, is subject;

     (c) None of the Sellers is subject to any judicial or administrative order that relates to the business of, or any of the assets owned or used by, either Texas Drydock or Subsidiary; and

     (d) No officer or director, and to the best of Seller's knowledge, no agent, or employee, of either Texas Drydock or Subsidiary is subject to any judicial or administrative order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of either Texas Drydock or Subsidiary.

     (e) Each of Texas Drydock and Subsidiary is in full compliance in all material respects with all of the terms and requirements of any judicial or administrative order to which it, or any of the assets owned or used by it, is subject;

     (f) No event has occurred or circumstance exists that would constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any judicial or administrative order to which either Texas Drydock or Subsidiary, or any of the assets owned or used by either Texas Drydock or Subsidiary, is subject; and

     (g) Neither Texas Drydock nor Subsidiary has received any notice or other communication (whether oral or written) from any governmental authority or any other person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any judicial or administrative order to which either Texas Drydock or Subsidiary, or any of the assets owned or used by either Texas Drydock or Subsidiary, is subject.

     4.20 Absence of Certain Changes and Events. Since September 30, 1996, each of Texas Drydock and Subsidiary has conducted its businesses only in the ordinary course and there has not been any:

     (a) change in either Texas Drydock or Subsidiary authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either Texas Drydock or Subsidiary; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by either Texas Drydock or Subsidiary of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the certificate or articles of incorporation or the Bylaws of either Texas Drydock or Subsidiary;

     (c) increase by either Texas Drydock or Subsidiary of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except for normal increases in the ordinary course of business) employee or entry into any employment, severance, or similar contract or agreement with any director, officer, or employee;
     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of either Texas Drydock or Subsidiary;

     (e) damage to or destruction or loss of any asset or property of either Texas Drydock or Subsidiary, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Texas Drydock and Subsidiary, taken as a whole;

     (f) termination of, or receipt of notice of termination of any contract or transaction involving a total remaining commitment by or to Texas Drydock or Subsidiary of at least Fifty Thousand
Dollars ($50,000.00);

     (g) sale (other than in the ordinary course of business), lease, or other disposition of any asset or property of either Texas Drydock or Subsidiary or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of either Texas Drydock or Subsidiary;

     (h) cancellation or waiver of any claims or rights with a value to Texas Drydock or Subsidiary or both in excess of Fifteen
Thousand Dollars ($15,000.00);

     (i) material change in the accounting methods used by either Texas Drydock or Subsidiary; or

     (j)   agreement, whether oral or written, by either Texas
Drydock or Subsidiary to do any of the foregoing.

     4.21 Significant Contracts; No Defaults. (a) The Disclosure Letter contains a complete and accurate list, and upon written request of Purchaser, Sellers will cause to be delivered to Purchaser true and complete copies, of:

           (i) each contract or agreement that involves performance of services or delivery of goods or materials by either Texas Drydock or Subsidiary of an amount or value in excess of One Hundred Thousand Dollars ($100,000.00);

           (ii) each contract or agreement that involves performance of services or delivery of goods or materials to either Texas Drydock or Subsidiary of an amount or value in excess of One Hundred Thousand Dollars ($100,000.00);

           (iii) each contract or agreement that was not entered into in the ordinary course of business and that either involves expenditures or receipts of either Texas Drydock or Subsidiary in excess of Twenty-Five Thousand ($25,000.00) or contains or provides for an express undertaking by either Texas Drydock or Subsidiary to be responsible for consequential damages;

           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract or agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Ten Thousand Dollars ($10,000.00) and with terms of less than one year);

           (v) each material licensing agreement or other applicable contract or agreement with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of trade secrets, confidential information, customer lists, or process technology;

           (vi) each collective bargaining agreement and other material contract to or with any labor union or other employee representative of a group of employees;

           (vii) each joint venture, partnership, and other contract or agreement (however named) involving a sharing of profits, losses, costs, or liabilities by either Texas Drydock or Subsidiary with any person;

           (viii) each contract or agreement containing covenants that in any way purport to restrict the business activity of either Texas Drydock or Subsidiary or any affiliate of either Texas Drydock or Subsidiary or limit the freedom of either Texas Drydock or Subsidiary or any affiliate of either Texas Drydock or Subsidiary to engage in any line of business or to compete with any person, other than Purchaser or a person controlling, controlled by or under common control with, Purchaser;

           (ix) each contract or agreement providing for payments to or by any person based on sales, purchases, or profits, other than direct payments for goods;

           (x) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by either Texas Drydock or Subsidiary other than in the ordinary course of business; and

           (xi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.
The listing in the Disclosure Letter shall set forth in reasonable detail the nature of each of such contracts and agreements, including the parties, the approximate amount of the remaining commitment of Texas Drydock and Subsidiary under such contracts and agreements, and the office of either Texas Drydock or Subsidiary where details relating to each such contract or agreement are located. Upon Purchaser's written request, Sellers will make available to Purchaser true and complete copies of any such control or agreement.

     (b) Neither any of the Sellers (nor any person affiliated with any of the Sellers) has any rights under, and neither any of the Sellers has or is subject to any obligation or liability under, any contract or agreement that relates to the business of, or any of the assets owned or used by, either Texas Drydock or Subsidiary; and

     (c) No officer or director, and to the best knowledge of any of the Sellers, no agent, employee, consultant, or contractor of either Texas Drydock or Subsidiary is bound by any contract or agreement that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of either Texas Drydock or Subsidiary, or (B) assign to either Texas Drydock or Subsidiary or to any other person any rights to any invention, improvement, or discovery.

     (d) To the best of Sellers' knowledge, each contract and agreement identified or required to be identified in the Disclosure Letter is in all material respects in full force and effect and is valid and enforceable by or against Texas Drydock or Subsidiary, as appropriate, in accordance with its terms.

     (e) Each of Texas Drydock and Subsidiary is in full compliance in all material respects with all applicable terms and requirements of each contract and agreement under which it has any obligation or liability or by which it or any of the assets owned or used by it is bound;

     (f) To the best of Sellers' knowledge, each person that has any contract or agreement involving an amount or value of more than Ten Thousand Dollars ($10,000.00) under which either Texas Drydock or Subsidiary has or had any rights is in full compliance in all material respects with all applicable terms and requirements of such contract or agreement;

     (g) To the best of Sellers' knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) will contravene, conflict with, or result in a violation or breach of, or give either Texas Drydock or Subsidiary or any other party to an agreement or contract with Texas Drydock or Subsidiary the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract or agreement involving an amount or value of more than Ten Thousand Dollars ($10,000.00); and

     (h) Neither Texas Drydock nor Subsidiary has given to or received from any other person, at any time since September 30, 1996 any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract or agreement involving an amount or value of more than Ten Thousand Dollars ($10,000.00).

     (i) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to either Texas Drydock or Subsidiary under current or completed contracts or agreements with any person and no person has made written demand for such renegotiation.

           4.22 Insurance. (a) Prior to Closing, Sellers shall have made available to Purchaser:

           (i) true and complete copies of all policies of insurance to which either Texas Drydock or Subsidiary is a party or under which either Texas Drydock or Subsidiary, or any director of either Texas Drydock or Subsidiary, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

           (ii)     true and complete copies of all pending
     applications for policies of insurance; and

           (iii)    any statement by the auditor of either Texas
     Drydock's or Subsidiary's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) The Disclosure Letter describes:

           (i) any self-insurance arrangement by or affecting either Texas Drydock or Subsidiary, including any reserves established thereunder;

           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Texas Drydock or Subsidiary; and

           (iii) all obligations of Texas Drydock and Subsidiary to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) The Disclosure Letter sets forth, by year, for the current policy year and each of the two preceding policy years:

           (i) a summary of the loss experience under each policy;

           (ii) a statement describing each claim under an insurance policy for an amount in excess of Fifty Thousand
     Dollars ($50,000.00), which sets forth:

               (A)  the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C) the amount and a brief description of the claim; and

           (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) To the best of Sellers' knowledge, all policies to which Texas Drydock or Subsidiary is a party or that provide coverage to Texas Drydock or Subsidiary, or any director or officer of either
Texas Drydock or Subsidiary:

           (i)      are valid, outstanding, and enforceable;

           (ii) are issued by an insurer that is financially sound and reputable;

           (iii) taken together, provide adequate insurance coverage for all risks normally insured against by a person carrying on the same business or businesses as Texas Drydock and Subsidiary;

           (iv)     are sufficient for compliance with all
     applicable laws and all contracts and agreements to which Texas Drydock or Subsidiary is a party or by which either of them is bound;

           (v) will not terminate by reason of this Agreement or the consummation of the transactions contemplated by this Agreement; and

     (e) No policy to which Texas Drydock or Subsidiary is a party or that provides coverage to either Texas Drydock or Subsidiary provides for any retrospective premium adjustment or other experienced-based liability on the part of either Texas Drydock or Subsidiary.
     (f) Neither any of the Sellers, MHI, Texas Drydock nor Subsidiary has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     (g) Texas Drydock and Subsidiary have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which either of them is a party or that provides coverage to either of them or any director thereof.

     (h) Texas Drydock and Subsidiary have given notice to the insurer of all claims that may be insured thereby.

     4.23 Environmental Matters. (a) Each of Texas Drydock and Subsidiary is in compliance in all material respects with, and is not in violation of or liable under, any Environmental Law. For purposes of this Agreement, the term "Environmental Laws" is defined as all laws, rules, regulations, statues, ordinances, decrees or orders of any governmental entity relating to (i) the control of any potential pollutant or protection of the air, water, or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation, (A) the terms and conditions of any license, permit, approval, or other authorization by any governmental entity, and (B) judicial, administrative, or other regulatory decrees, judgments, and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to the following statues and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"),
42 U.S.C. Section 9601 et seq., and any state, county, or local regulations similar thereto.

     (b) Neither any of the Sellers, Texas Drydock or Subsidiary has received, or has any knowledge of, any actual or threatened order, notice, or other communication from (i) any governmental authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear any cost, damages, expense, liability or other responsibility arising from or under any Environmental Law or any occupational safety and health law with respect to any of the facilities of either Texas Drydock or Subsidiary or any other properties or assets (whether real, personal, or mixed) in which either Texas Drydock or Subsidiary has had an interest, or with respect to any property or facility at or to which Hazardous Materials (as defined in any applicable Environmental Law, including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials) were generated, manufactured, refined, transferred, imported, used, or processed by Texas Drydock or Subsidiary, or any other person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (c) There are no pending or, to the knowledge of any of the Sellers, Texas Drydock or Subsidiary, threatened claims, encumbrances, or other restrictions of any nature, resulting from any cost, damages, expense, liability or other responsibility arising from or under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which Texas Drydock or Subsidiary has or had an interest.

     (d) Neither any of the Sellers, Texas Drydock nor Subsidiary has received, or has any knowledge of, any citation, directive, inquiry, notice, judicial or administrative order, summons, or warning that relates to the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the facilities of Texas Drydock or Subsidiary into the environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off such facilities, or that may affect the value of such facilities or either Texas Drydock or Subsidiary, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost, damages, expense, liability or other responsibility arising from or under or pursuant to any Environmental Law with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which either Texas Drydock or Subsidiary had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Texas Drydock or Subsidiary, or any person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (e) There has been no release or, to the knowledge of any of the Sellers, Texas Drydock and Subsidiary, a threat of release, of any Hazardous Materials at or from the facilities of either Texas Drydock or Subsidiary or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Texas Drydock or Subsidiary has or had an interest, except in compliance with Environmental Laws.

     (f) Prior to Closing, Sellers will deliver to Purchaser true and complete copies and results of any of the following, if requested by Purchaser: reports, studies, analyses, tests, or monitoring possessed or initiated by any of the Sellers, MHI, Texas Drydock or Subsidiary pertaining to Hazardous Materials or Hazardous Activities in, on, or under the facilities of either Texas Drydock or Subsidiary, or concerning compliance by Texas Drydock or Subsidiary or any other person for whose conduct they are or may be held responsible, with respect to Environmental Laws.

     4.24 Employees. (a) The Disclosure Letter contains a complete and accurate list of the following information for each employee, officer or director of Texas Drydock or Subsidiary, including each officer or employee on leave of absence or layoff status, whose compensation for the calendar year 1996 exceeded, or whose annualized compensation at such officer's or employee's current pay rate can be expected to exceed, Fifty Thousand Dollars ($50,000.00): employer; name; job title; current compensation paid or payable and any change in compensation since September 30, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Texas Drydock's or Subsidiary's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or other employee benefit plan.

     (b) To Sellers' knowledge, no director, officer, or other key employee of either Texas Drydock or Subsidiary intends to terminate his employment with such company.

     (c) No retired employee, officer or director of either Texas Drydock or Subsidiary, or any of their dependents, is receiving benefits or scheduled to receive benefits in the future: under any pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, or similar benefit plan under which Texas Drydock or Subsidiary has any obligation whatsoever.

     4.25 Labor Relations; Compliance. No group of employees of either Texas Drydock or Subsidiary is represented by any union or other collective bargaining unit; no petition for an election as to representation of any group of employees of either Texas Drydock or Subsidiary by a union or other collective bargaining unit has been filed; and there is no collective bargaining agreement or employment contract between either Texas Drydock or Subsidiary and any employee or any representative of any group of employees of either Texas Drydock or Subsidiary. In the three (3) years preceding this Agreement, there has not been, there is not presently pending or existing, and there is not now threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting either Texas Drydock or Subsidiary relating to the alleged violation of any applicable laws or regulations pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental authority, organizational activity, or other labor or employment dispute against or affecting either Texas Drydock or Subsidiary, or (c) any application for certification of a collective bargaining agent. To Sellers' knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by either Texas Drydock or Subsidiary, and no such action is contemplated by either Texas Drydock or Subsidiary. Each of Texas Drydock and Subsidiary has complied in all material respects with all applicable laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Texas Drydock nor Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any applicable labor or employment laws.

     4.26 Intellectual Property. (a) Neither Texas Drydock nor Subsidiary uses in the regular course of its business or possesses any assumed or fictitious business names, trademarks or trading names, patents, patent applications, inventions, discoveries that may be patentable, or licenses, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than Five Thousand Dollars ($5,000.00) under which Texas Drydock or Subsidiary is the licensee.

     (b) None of the products manufactured and sold, nor any process or know-how used, by each of Texas Drydock and Subsidiary infringes upon, and each of Texas Drydock and Subsidiary conducts its business as now operated without conflict with, or infringement upon, any valid patent, application for patent, invention, trademark, trade name, copyright, trade secret or secret formula of any person.
     4.27 Certain Payments. In the five (5) years preceding the date of this Agreement, neither Texas Drydock nor Subsidiary nor any director, officer, agent, or employee of Texas Drydock or Subsidiary or, to Sellers' knowledge, any other person associated with or acting for or on behalf of either Texas Drydock or Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of either Texas Drydock or Subsidiary or (iv) in violation of any applicable law, (b) established or maintained any fund or asset that has not been recorded in the books and records of either Texas Drydock or Subsidiary.

     4.28 Disclosure. (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) There is no fact known to any of the Sellers that has specific application to Texas Drydock or Subsidiary (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of Texas Drydock and Subsidiary (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

     4.29 Brokers or Finders. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.30 Unfilled Purchase Orders. All unfilled purchase orders of each of Texas Drydock and Subsidiary were are at prices that were competitive at the time the purchase order was entered into, and no such purchase order was, is or will be with any person who is one of the Sellers or who is related to or affiliated with any of the Sellers.

     4.31 Uncompleted Sales Contracts. All uncompleted sales contracts of each of Texas Drydock and Subsidiary are with persons, corporations or other entities that are not related to or affiliated with any of the Sellers. Each of Texas Drydock and Subsidiary has accounted for all uncompleted contracts for financial accounting purposes under the percentage of completion method in accordance with generally accepted accounting principles consistently applied. The Disclosure Letter sets forth a percentage of completion cost and profit analysis for each major (over $100,000) sales contract of each of Texas Drydock and Subsidiary reflected in the Unaudited Financial Statements. Given the additional knowledge gained to the date of this Agreement, Sellers continue to believe that the estimates and assumptions utilized to prepare such analysis remains realistic as of the date of this Agreement. The Disclosure Letter separately identifies each major contract of either Texas Drydock or Subsidiary that at the date of this Agreement Sellers expect to be completed at a loss.

     4.32 Warranty Claims. At the date of this Agreement, there are no material (in excess of $25,000) warranty claims or similar demands that have been made against either Texas Drydock or Subsidiary and at the date of this Agreement, all warranty claims or similar demands that have been made against either Texas Drydock or Subsidiary do not exceed in the aggregate One Hundred and Fifty Thousand Dollars ($150,000.00). At the date of this Agreement, there are no known customer claims, chargebacks, offsets, refunds or similar demands that have been made by customers of either Texas Drydock or Subsidiary.

     4.33 Licenses and Permits. Each of Texas Drydock and Subsidiary has all governmental licenses, permits and other authorizations that are material to the conduct or operation of their respective businesses as currently conducted and operated.

                           ARTICLE 5.
           Representations and Warranties of Purchaser

     Purchaser represents and warrants to Sellers the following:

     5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     5.2 Authority; Conflicts. Subject to appropriate action by the Board of Directors of Trinity Industries, Inc. to authorize Purchaser to enter into this Agreement (unless by reason of certain events occurring subsequent to the date of this Agreement, such authorization ceases to be necessary) and subject to appropriate actions by the respective Boards of Directors of Halter Marine Group, Inc. and Purchaser to authorize the execution and delivery of this Agreement:

     (a) This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; and
     (b) Neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance by Purchaser of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Certificate of Incorporation of Purchaser, or (B) any resolution adopted by the Board of Directors or the stockholders of Purchaser;

           (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any statute, regulation, or judicial or administrative order to which at Closing Purchaser or any of the assets owned or used by Purchaser, may be subject;

           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or authorization that will be held by Purchaser at Closing or that otherwise relates to the business of, or any of the assets will be owned at Closing by, Purchaser;

           (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding upon Purchaser; or

           (v) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets owned Purchaser at Closing.

Except as required by the HSR Act, Purchaser is not and will not be required to give notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     5.3   Investment Intent.  Purchaser is acquiring the MHI
Shares and the Texas Drydock Shares for its own account and not with a view to their distribution within the meaning of Section
2(11) of the Securities Act of 1933, as amended.

     5.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by
this Agreement.   To Purchaser's knowledge, no such Proceeding has
been threatened.

     5.5 Brokers or Finders. Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                           ARTICLE 6.
              Covenants of Sellers Prior to Closing

     6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each of MHI, Texas Drydock and Subsidiary and its officers, employees and agents to, (a) afford Purchaser and its representatives (collectively, "Purchaser's Advisors") full and free access during normal business hours to the personnel, properties (including subsurface testing), contracts, books and records, and other documents and data of each of MHI, Texas Drydock and Subsidiary,
(b) furnish Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request.

     6.2   Operation of the Businesses of Texas Drydock and
Subsidiary.  Between the date of this Agreement and the Closing
Date, Sellers will, and will cause each of Texas Drydock and Subsidiary to:

     (a) conduct the business of such company only in the ordinary course of business;

     (b) use their best efforts to preserve intact the current business organization of each of Texas Drydock and Subsidiary, keep available the services of the current officers, employees, and agents of each of Texas Drydock and Subsidiary, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each of Texas Drydock and Subsidiary;

     (c) confer with Purchaser concerning operational matters of a material nature; and

     (d) otherwise report periodically to Purchaser concerning the status of the business, operations, and finances of each Texas Drydock and Subsidiary.
     6.3 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each of MHI, Texas Drydock and Subsidiary to, make all filings required by applicable law to be made by them in order to consummate the transactions contemplated by this Agreement (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each of MHI, Texas Drydock and Subsidiary to, (a) cooperate with Purchaser with respect to all filings that Purchaser elects to make or is required by law to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with Purchaser in obtaining all consents that may be required (including taking all actions requested by Purchaser to cause early termination of any applicable waiting period under the HSR Act).

     6.4 Notification. Between the date of this Agreement and the Closing Date, each of the Sellers will promptly notify Purchaser in writing if either of the Sellers, MHI, Texas Drydock or Subsidiary becomes aware of any fact or condition that causes or constitutes a breach of any of the MHI Sellers', the Texas Drydock Seller's or the Sellers' representations and warranties as of the date of this Agreement, or if any of the Sellers, MHI, Texas Drydock or Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, each of the Sellers will promptly deliver to Purchaser a supplement to the Disclosure Letter specifying such change. During the same period, each of the Sellers will promptly notify Purchaser of the occurrence of any breach of any covenant of Sellers in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

     6.5 Payment of Indebtedness by Related Persons. Sellers will cause all indebtedness, if any, owed to each of MHI, Texas Drydock and Subsidiary by any of the Sellers or any person related to or affiliated with any of the Sellers to be paid in full prior to Closing.

     6.6 Best Efforts. Between the date of this Agreement and the Closing Date, Sellers will use their best efforts to cause the conditions in Articles 8 and 9 to be satisfied.

     6.7 Payment of Bonuses. Listed on the Disclosure Schedule are all bonuses which Texas Drydock or Subsidiary is or will be obligated to pay or intend to pay to their respective employees after the date of this Agreement. Sellers will cause Texas Drydock or Subsidiary to pay at or prior to Closing all such bonuses set forth in the Disclosure Schedule and the total amount of all such bonuses shall not exceed Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00).

     6.8 Delivery of Unaudited Financial Statements. Sellers will cause to be prepared and delivered to Purchaser the Unaudited Financial Statements required by Section 4.9 of this Agreement no later than five (5) days after the date of this Agreement.

     6.9 Delivery of Disclosure Letter. Sellers will cause the Disclosure Letter to be prepared and delivered to Purchaser no later than twenty-one (21) days after the date of this Agreement.

                           ARTICLE 7.
          Covenants of Purchaser Prior to Closing Date

     7.1 Approvals of Governmental Authorities. As promptly as practicable after the date of this Agreement, Purchaser will, and will cause each of persons affiliated with it to make all filings required by applicable law to be made by them to consummate the transactions contemplated by this Agreement (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Purchaser will, and will cause each person affiliated with it to, cooperate with Sellers with respect to all filings that Sellers are required by applicable law to make in connection with the transactions contemplated by this Agreement, and (ii) cooperate with Sellers in obtaining all consents may be required; provided that this Agreement will not require Purchaser to dispose of or make any change in any portion of its business or to incur any other burden to obtain a governmental authorization or approval, other than the HSR Act filing fee.

     7.2   Best Efforts.  Except as set forth in the proviso to
Section 7.1, between the date of this Agreement and the Closing
Date, Purchaser will use its best efforts to cause the conditions in Articles 8 and 9 to be satisfied.

     7.3 Review of Unaudited Financial Statements. No later than five (5) days after the date of its receipt of the Unaudited Financial Statements, Purchaser, in its sole and absolute discretion, either shall accept in writing the Unaudited Financial Statements as appropriate for this Agreement and Purchaser's expectations or shall reject the same. If the Purchaser does not so accept in writing the Unaudited Financial Statements within such five (5) day period, Purchaser shall be deemed to have rejected the Unaudited Financial Statements. Any rejection of the Unaudited Financial Statements shall invoke Article 10 of this Agreement.

     7.4   Review of Disclosure Letter.  No later than fourteen
(14) days after the date of its receipt of the Disclosure Letter, Purchaser shall, in its sole and absolute discretion, either accept in writing the Disclosure Letter and the matters specifically disclosed therein or reject the same. If the Purchaser does not accept in writing the Disclosure Letter and the matters specifically disclosed therein within such fourteen (14) day period, Purchaser shall be deemed to have rejected the Disclosure Letter. Any rejection of the Disclosure Letter shall invoke
Article 10 of this Agreement.

                           ARTICLE 8.
     Conditions Precedent to Purchaser's Obligation to Close

     Purchaser's obligation to purchase the MHI Shares and the Texas Drydock Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

     8.1 Accuracy of Representations. All of the MHI Sellers', the Texas Drydock Seller's and the Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, after giving effect to the Disclosure Letter, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, after giving effect to the Disclosure Letter and any supplement to the Disclosure Letter.

     8.2 Sellers' Performance. (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b)   Each document required to be delivered by the MHI
Sellers, the Texas Drydock Seller and the Sellers pursuant to
Section 1.6 must have been delivered, and each of the other covenants and obligations in Section 6.3 and Section 6.6 must have been performed and complied with in all respects.

     8.3 Weller Consulting Agreement. Weller shall have executed than delivered to Texas Drydock the Weller Consulting Agreement and the same shall not have been amended or modified and shall be in full force and effect at the time of Closing.

     8.4 Covington Employment Agreement. Covington shall have executed and delivered to Texas Drydock the Covington Employment
Agreement and the same shall not have been amended or modified and shall be in full force and effect at the time of Closing.

     8.5 Fogal Employment Agreement. Robert W. Fogal shall have executed and delivered to Texas Drydock the Fogal Employment
Agreement and the same shall not have been amended or modified and shall be in full force and effect at the time of Closing.

     8.6 Authorizations. The Board of Directors of Trinity Industries, Inc. shall have authorized Purchaser to enter into this Agreement (if the same is required at the time of Closing) and the respective Boards of Directors of Halter Marine Group, Inc. and Purchaser shall have authorized the execution and delivery of this Agreement on behalf of Purchaser.

     8.7 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Purchaser, or against any person affiliated with Purchaser, any Proceeding
(a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

     8.8 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, either MHI, Texas Drydock or Subsidiary, or
(b) is entitled to all or any portion of the purchase price payable for either the MHI Shares or the Texas Drydock Shares.

     8.9 HSR Act. Notification shall have been duly given under the HSR Act of the transactions contemplated hereby and either the waiting period required by such act shall have expired or there shall have been an earlier termination of such waiting period.

     8.10  Divesture by Trinity Industries, Inc.  Trinity
Industries, Inc. shall have distributed to its stockholders substantially all of its stock of Halter Marine Group, Inc.

                           ARTICLE 9.
      Conditions Precedent to Sellers' Obligation to Close

     The MHI Sellers' obligation to sell the MHI Shares and the Texas Drydock Seller's obligation to sell the Texas Drydock Shares and the Sellers' obligation to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):
     9.1 Accuracy of Representations. All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     9.2 Purchaser's Performance. (a) All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Purchaser must have delivered each of the documents required to be delivered by Purchaser pursuant to Section 1.6 and must have made the cash payments required to be made by Purchaser pursuant to Section 1.6(d)(i) and Section 1.6(d)(ii).

     9.3 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against any of the Sellers, or against any person affiliated with any of the Sellers, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

     9.4 HSR Act. Notification shall have been duly given under the HSR Act of the transactions contemplated hereby and either the waiting period required by such act shall have expired or there shall have been an earlier termination of such waiting period.

     9.5   Divesture by Trinity Industries, Inc.  Trinity
Industries, Inc. shall have distributed to its stockholders substantially all of its stock of Halter Marine Group, Inc.

                           ARTICLE 10.
                           Termination

     10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Purchaser or Sellers if Purchaser rejects or is deemed to reject the Unaudited Financial Statements pursuant to
Section 7.3 of this Agreement;

     (b) by either Purchaser or Sellers if Purchaser rejects or is deemed to reject the Disclosure Letter pursuant to Section 7.4 of this Agreement;
     (c) by Purchaser if Seller delivers one or more supplements to the Disclosure Letter and Purchaser, in its sole judgment, determines that the matters disclosed in any such supplement or supplements, individually or collectively, have had or may have an adverse effect on any of the businesses, assets, prospects or affairs of Texas Drydock or Subsidiary.

     (d) by either Purchaser or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

     (e) (i) by Purchaser if any of the conditions in Article 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

     (f)   by mutual consent of Purchaser and Sellers; or

     (g) by either Purchaser or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 1997 or such later date as the parties may agree upon.

     10.2 Effect of Termination. Upon any termination of this Agreement pursuant to Section 10.1, this Agreement shall be void and of no effect, other than the obligations in Section 16.1 and
Section 16.3 which will survive, and shall result in no obligation of or liability to any party, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement, in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and filing under the HSR Act.

                           ARTICLE 11.
                    Indemnification; Remedies

   11.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 1.6(a)(iv), Section 1.6(b)(iii), Section 1.6(c)(i) and Section 1.6(d)(iv) and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or, except as set forth in the Disclosure Letter or any supplement to the Disclosure Letter, any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

     11.2 Indemnification and Payment of Damages by Sellers. Sellers severally, in the proportion to the amounts of money paid by Purchaser to each of the Sellers in accordance with Section 1.3 and Section 1.4 of this Agreement, will indemnify and hold harmless Purchaser, MHI, Texas Drydock and Subsidiary and their respective officers, directors, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees), diminution of value, whether or not involving a third-party claim, or environmental damages (including costs of cleanup, containment, or other remediation) (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by the MHI Sellers, the Texas Drydock Seller or the Sellers in this Agreement (after giving effect to the Disclosure Letter and any supplement to the Disclosure Letter delivered to Purchaser prior to the Closing), the Disclosure Letter, any supplement to the Disclosure Letter, or any other certificate or document delivered by any of the Sellers pursuant to this Agreement;

     (b) any breach by any of the Sellers of any covenant or obligation of such Seller in this Agreement;

     (c) any product shipped or manufactured by, or any services provided by, MHI, Texas Drydock or Subsidiary prior to the Closing Date;

     (d) federal, foreign, state, municipal and other taxes assessed against or owing by MHI, Texas Drydock or Subsidiary for any period, or a part of any period, prior to the Closing Date to the extent not expressly set forth in the Disclosure Letter or not reflected as a liability in the Unaudited Balance Sheet; provided, however, any federal or state income tax (other than interest and penalties) due to the disallowance of a deduction or the acceleration of income on a federal or state income tax return of Texas Drydock or Subsidiary for any period prior to the Closing Date that, due to timing differences, will be allowed as a deduction or an increase in basis of a depreciable asset (in the case of a disallowed deduction) or will not be required to be reported as income (in the case of acceleration of income) after the Closing Date, will not be considered "Damages" as that term is defined herein;

     (e) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with any of the Sellers, MHI, Texas Drydock or Subsidiary (or any person acting on their behalf) in connection with any of the transactions contemplated by this Agreement;

     (f) any environmental, health, and safety liability arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which MHI, Texas Drydock or Subsidiary has or had an interest, or (B) any Hazardous Materials (as defined under existing environmental laws or regulations) or other contaminants that were present on the facilities or other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by MHI, Texas Drydock or Subsidiary or by any other person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities (as defined under existing environmental laws or regulations) that were, or were allegedly, conducted by MHI, Texas Drydock or Subsidiary or by any other person for whose conduct they are or may be held responsible; or

     (g) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any person, including any employee or former employee of MHI, Texas Drydock or Subsidiary or any other person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the facilities or the operation of MHI, Texas Drydock or Subsidiary prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the facilities and was present or suspected to be present on any of the facilities on or prior to the Closing Date) or (ii) released or allegedly released by MHI, Texas Drydock or Subsidiary or any other person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

     In respect to any Damages for which any of the Indemnified Persons may seek indemnification from Sellers under Section 11.2(f) or Section 11.2(g), Purchaser will first attempt to recover any such Damages from any third person who may have indemnified Texas Drydock, and/or from any other person that may be responsible, for any loss, cost or expense in respect to all or a part of such Damages before Sellers shall pay any such Damages. Purchaser will be entitled to control any cleanup, any related environmental Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under Section 11.2(f) or Section 11.2(g). The procedure described in Section 11.6 will apply to any claim solely for monetary damages relating to a matter covered by Section 11.2(f) or Section 11.2(g).

     11.3  Indemnification and Payment of Damages by Purchaser.
Purchaser will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any damages arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Purchaser in this Agreement;

     (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement; or

     (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Purchaser (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.


     11.4 Time Limitations. If the Closing occurs, Sellers will have no liability (for indemnification under Section 11.2 or otherwise) with respect to any representation, warranty, covenant or obligation of Sellers under this Agreement, unless on or before three (3) years after the Closing Date, Purchaser notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser. If the Closing occurs, Purchaser will have no liability (for indemnification under Section 11.3 or otherwise) with respect to any representation, warranty, covenant or obligation of Purchaser under this Agreement, unless on or before three (3) years after the Closing Date, Sellers notify Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

     11.5 Limitations on Amount-Sellers. Notwithstanding anything herein to the contrary, the term "Damages" shall not include any amount paid by any third party insurance carrier to or on behalf of any of the Indemnified Persons or reimbursed to any of the Indemnified Persons. Further, Sellers shall have no liability (for indemnification under Section 11.2 or otherwise) until the total Damages of all Indemnified Persons exceeds Seven Hundred Thousand Dollars ($700,000.00), and then only for the amount by which Damages exceed Seven Hundred Thousand Dollars ($700,000.00) up to a maximum total liability for all Sellers of Ten Million Dollars ($10,000,000.00). However, this Section 11.5 will not apply to any breach of any of representations and warranties of the MHI Sellers, the Texas Drydock Seller or the Sellers which any of the Sellers knew to be untrue or false at the time such representation and warranty was made or any intentional breach of any covenant or obligation of any of the Sellers under this Agreement. Further, this Section 11.5 shall not apply to any liability or obligation of MHI that is not set forth in the Disclosure Letter or to the amount of any such liability or obligation of MHI in excess of the amount for such liability or obligation set forth in the Disclosure Letter.

     11.6 Procedure for Indemnification-Third Party Claims. (a) Promptly after receipt by an indemnified party under Section 11.2 or Section 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 11.6(a) is brought against an indemnified party, the indemnifying party will cooperate and assist in the defense of such Proceeding. An indemnifying party may elect (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of the indemnifying party's financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding or (iii) the indemnified party determines in good faith that there is a reasonable probability that the Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement) to assume the defense of such Proceeding with counsel satisfactory to the indemnified party, after notice in writing from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any applicable laws or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (C) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent, which consent will not be unreasonably withheld. Unless the indemnifying party assumes the defense, the indemnified party will select counsel and conduct the defense. The indemnified party may from time to time request that the indemnifying party pay or reimburse any fees of counsel or any other out-of-pocket expenses incurred by the indemnified party in connection with the defense of such Proceeding, including reasonable out-of-pocket costs of investigation, as such fees and expenses are incurred, upon the agreement that the indemnified party will repay such amounts if it shall ultimately be determined that the indemnified party is not entitled to be indemnified by the indemnifying party hereunder.
Any request for such counsel fees or other out-of-pocket expenses or costs delivered to the indemnifying party that is not paid within thirty (30) days from the date of such request shall bear interest at the prime rate of interest from time to time in effect at Bank One Louisiana, National Association, in New Orleans, Louisiana, from the date of such request. The indemnified party shall have (unless the indemnifying party shall have assumed the defense of such Proceeding) the exclusive right to defend, compromise or settle such Proceeding. The indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected in good faith by the indemnified party.

     11.7 Procedure for Indemnification-Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                           ARTICLE 12.
                       Purchaser's Option

     12.1 Option to Purchase MHI Option Shares. If the Closing occurs, the MHI Sellers hereby give and grant to Purchaser an irrevocable option to purchase from the MHI Sellers the other forty-nine percent (49%) of the issued and outstanding shares of capital stock of MHI (such forty-nine percent (49%) of the issued and outstanding shares of capital stock of MHI being hereinafter referred to as the "MHI Option Shares") on the terms hereinafter set forth in this Article 12.
     s an Option to Purchase Texas Drydock Option Shares. If the Closing occurs, the Texas Drydock Seller hereby gives and grants to Purchaser an irrevocable option to purchase from the Texas Drydock Seller the other forty-nine percent (49%) of the twenty percent (20%) of the issued and outstanding shares of capital stock of Texas Drydock (such forty-nine percent (49%) of the twenty percent (20%) the issued and outstanding shares of capital stock of Texas Drydock being hereinafter referred to as the "Texas Drydock Option Shares") on the terms hereinafter set forth in this Article 12.

     12.3 Purchase Option Exercise Price for MHI Option Shares. The consideration to be paid by Purchaser upon the exercise of its option to purchase the MHI Option Shares shall be eighty percent (80%) of the Purchase Option Total Exercise Price (as hereinafter defined).

     12.4 Purchase Option Exercise Price for Texas Drydock Option Shares. The consideration to be paid by Purchaser upon the exercise of its option to purchase the Texas Drydock Option Shares shall be twenty percent (20%) of the Purchase Option Total Exercise Price.

     12.5 Purchase Option Total Exercise Price. The total consideration (the "Purchase Option Total Exercise Price") to be paid by Purchaser upon exercise of the options granted to Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares shall be an amount that is not less than Twenty Million Five Hundred Eighty Thousand Dollars ($20,580,000.00) (the "Minimum Price") nor more than Thirty Million Dollars ($30,000,000.00) (the "Maximum Price"). The Minimum Price was determined by negotiation between the parties on the premise that the estimated consolidated income before taxes of Texas Drydock and Subsidiary for the twelve month period ending March 31, 1999 is expected to be no more than Eight Million Dollars ($8,000.000.00). If after reviewing operating statements for prior periods the estimated consolidated income before taxes of Texas Drydock and Subsidiary for the twelve month period ending March 31, 1999 is reasonably expected by each of the Purchaser and the Representative (as hereinafter defined) of Sellers to exceed Eight Million Dollars ($8,000.000.00), then Purchaser and the Representative, commencing as early as twelve months after the Closing Date and in no event later than eighteen months after the Closing Date shall attempt in good faith to negotiate a mutually agreeable price (the "Negotiated Price"), not exceeding the Maximum Price for the exercise of the options granted to Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares, based upon the estimated consolidated income before taxes of Texas Drydock and Subsidiary for the twelve month period ending March 31, 1999 and expected future earnings. For purposes of this Agreement, the term "Purchase Option Total Exercise Price" shall mean (i) the Minimum Price, if the estimated consolidated income before taxes of Texas Drydock and Subsidiary for the twelve month period ending March 31, 1999 is reasonably expected by each of the Purchaser and the Representative to be not more than Eight Million Dollars ($8,000.000.00), or (ii) the Negotiated Price, if the estimated consolidated income before taxes of Texas Drydock and Subsidiary for the twelve month period ending March 31, 1999 is reasonably expected by each of the Purchaser and the Representative to exceed Eight Million Dollars ($8,000.000.00); provided, however, that the Purchase Option Total Exercise Price shall never exceed the Maximum Price and Purchaser shall always have the unilateral right and option, in its sole discretion, to make the Purchase Option Total Exercise Price be equal to the Maximum Price.

     12.6 Time of Exercise of Purchase Options. The options granted to Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares must be exercised at the same time and may not be separately exercised and shall be exercised, if at all, no earlier than twelve (12) months after the Closing Date and no later than twenty-four (24) months after the Closing Date. Time is of the essence hereof.

     12.7 Manner of Exercise of Purchase Options . The options granted to Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares shall be exercised by a notice (the "Notice of Exercise") in writing signed by the Purchaser and mailed, by registered or certified mail, return receipt requested, to each of the Sellers at their respective addresses as set forth above, or at such other address as a Seller shall have specified by a notice in writing to all other parties that specifically refers to this Agreement, and to the Escrow Agent. The Notice of Exercise shall specify a date for the closing (the "Purchase Option Closing Date"), which date shall be a business day on which the offices of the Escrow Agent are normally open for business and that is not less than three (3) days nor more than ten (10) days after the date that the Notice of Exercise is deposited in the United State mail.

     12.8 Purchase Option Closing. If exercised by Purchaser, the closing (the "Purchase Option Closing") of the options granted to Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares shall take place at the offices of Escrow Agent at 10:00 a.m. (local time) on the Purchase Option Closing Date, or at such other date, time and place as the parties may agree.

     12.9  Deliveries at Purchase Option Closing.  At the Purchase
Option Closing:

     (a) The Purchaser will deliver to the Escrow Agent in immediately available funds, or in such other form of consideration as Purchaser and Sellers may agree upon, the amount of the Purchase Option Total Exercise Price and a certificate signed by the Chairman, President and Chief Executive Officer of Purchaser or a Vice President of Purchaser stating an amount (the "Escrow Amount") to be retained by the Escrow Agent. The Escrow Amount shall be a sum (subject to Section 11.5 of this Agreement) estimated by Purchaser to be necessary to satisfy all known claims then pending or threatened, including the estimated legal and other out-of-pocket expenses to defend such claims, of which Purchaser prior to that time has given notice to Sellers requesting indemnification and has not received payment or other satisfaction from Sellers, plus One Million Dollars ($1,000,000.00). Purchaser shall make such certificate available to Representative prior to delivery to the Escrow Agent and, if requested by Representative, will meet with Representative to discuss the appropriate Escrow Amount; however, Purchaser shall control the ultimate decision as to the appropriate Escrow Amount.

     (b) The Escrow Agent will deliver to the Purchaser the certificates representing the MHI Option Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser and the certificates representing the Texas Drydock Option Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser, that have been deposited with the Escrow Agent; and

     (c) Except for the Escrow Amount which will be held by the Escrow Agent as security for the payment of the indemnification obligations of the respective Sellers under this Agreement, the Escrow Agent will promptly disburse to the Texas Drydock Seller twenty percent (20%) of the balance of the Purchase Option Total Exercise Price and to the respective MHI Sellers, the remainder of such balance in accordance with written instructions signed by each of the MHI Sellers and delivered to the Escrow Agent at or before the Purchase Option Closing.

                           ARTICLE 13.
                       Sellers' Put Option

     13.1 Option to Put MHI Option Shares. If the Closing occurs, the Purchaser hereby gives and grants to the MHI Sellers an irrevocable option to cause Purchaser to purchase from the MHI
Sellers the MHI Option Shares on the terms hereinafter set forth in this Article 13.

     13.2 Option to Put Texas Drydock Option Shares. If the Closing occurs, the Purchaser hereby gives and grants to the Texas Drydock Seller an irrevocable option to cause Purchaser to purchase from the Texas Drydock Seller the Texas Drydock Option Shares on the terms hereinafter set forth in this Article 13.

     13.3 Put Option Price for MHI Option Shares. If the MHI Sellers exercise their option to cause Purchaser to purchase of the MHI Option Shares, the consideration to be paid by Purchaser for the MHI Option Shares shall be eighty percent (80%) of the Put Option Total Price (as hereinafter defined).

     13.4 Put Option Price for Texas Drydock Option Shares. If the Texas Drydock Seller exercises his option to cause Purchaser to purchase of the MHI Option Shares, the consideration to be paid by Purchaser for the Texas Drydock Shares shall be twenty percent (20%) of the Put Option Total Price.

     13.5 Put Option Total Price. The total consideration (the "Put Option Total Price") to be paid by Purchaser upon exercise by the MHI Sellers and the Texas Drydock Seller of the options granted to the MHI Sellers to cause Purchaser to purchase the MHI Option Shares and to the Texas Drydock Seller to cause Purchaser to purchase the Texas Drydock Option Shares shall be equal to Twenty Million Five Hundred Eighty Thousand Dollars ($20,580,000.00).

     13.6 Time of Exercise of Put Options. The options granted to the MHI Sellers to cause Purchaser to purchase the MHI Option Shares and to the Texas Drydock Seller to cause Purchaser to purchase the Texas Drydock Option Shares must be exercised, if at all, at the same time and may not be exercised separately and shall be exercised no earlier than eighteen (18) months after the Closing Date and no later than twenty-four (24) months after the Closing Date. Time is of the essence hereof.

     13.7 Manner of Exercise of Put Options. The options granted to the MHI Sellers to cause Purchaser to purchase the MHI Option Shares and to the Texas Drydock Seller to cause Purchaser to purchase the Texas Drydock Option Shares shall be exercised by a notice (the "Notice of Put") in writing signed by each of the Sellers, or by the Representative of Sellers purporting to act on behalf of each of the Sellers, and mailed by registered or certified mail, return receipt requested, to the Purchaser at its address as set forth above, or at such other address as Purchaser shall have specified by a notice in writing to all other parties that specifically refers to this Agreement, and to the Escrow Agent.

     13.8 Notice of Put Option Closing. After its receipt of the Notice of Put, the Purchaser shall have up to fourteen days within which to give notice (the "Notice of Put Option Closing") in writing signed by the Purchaser and mailed, by registered or certified mail, return receipt requested, to each of the Sellers and the Escrow Agent that specifies a date for the closing (the "Put Option Closing Date") of its purchase of the MHI Option Shares and the Texas Drydock Option Shares, which date shall be a business day on which the offices of the Escrow Agent are normally open for business and that is not less than three (3) days nor more than ten
(10) days after the date that the Notice of Put Option Closing is deposited in the United State mail. In the case of any failure of the Purchaser to give within the specified time the Notice of Put Option Closing to the Purchasers and the Escrow Agent, the Put Option Closing Date will be automatically fixed as the fourteenth day following the date of the Notice of Put, unless such day is a Saturday, Sunday or legal holiday on which the Escrow Agent is not open for business and in such event, the Closing Date will be the next succeeding business day on which the Escrow Agent is normally open for business.

     13.9 Put Option Closing. The closing (the "Put Option Closing") of the options granted to the MHI Sellers to cause Purchaser to purchase the MHI Option Shares and to the Texas Drydock Seller to cause Purchaser to purchase the Texas Drydock Option Shares shall take place at the offices of Escrow Agent at 10:00 a.m. (local time) on the Put Option Closing Date, or at such other date, time and place as the parties may agree.

     13.10  Deliveries at Put Option Closing.  At the Put Option
Closing:

     (a) The Purchaser will deliver to the Escrow Agent in immediately available funds, or in such other form of consideration as Purchaser and Sellers may agree upon, the amount of the Put Option Total Price and a certificate signed by the Chairman, President and Chief Executive Officer of Purchaser or a Vice President of Purchaser stating the "Escrow Amount", as defined in
Section 12.9(a) of this Agreement, to be retained by the Escrow
Agent.

     (b) The Escrow Agent will deliver to the Purchaser the certificates representing the MHI Option Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser and the certificates representing the Texas Drydock Option Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser, that have been deposited with the Escrow Agent; and

     (c) Except for the Escrow Amount which will be held by the Escrow Agent as security for the payment of the indemnification obligations of the respective Sellers under this Agreement, the Escrow Agent will promptly disburse to the Texas Drydock Sellers twenty percent (20%) of the balance of the Put Option Total Price and to the respective MHI Sellers, the remainder of such balance in accordance with written instructions signed by each of the Sellers and delivered to the Escrow Agent at or before the Put Option Closing.
                           ARTICLE 14.
                             Escrow

     14.1 Escrow Agreement. (a) If Closing occurs, Sellers, Purchaser and Bank One Louisiana, National Association, at New Orleans, a national banking association, or other national bank mutually selected by Sellers and Purchaser (the "Escrow Agent"), shall enter into the Escrow Agreement at the time of Closing.

     14.2 Duties of Escrow Agent. The Escrow Agent shall have only those duties and responsibilities as are set forth in the Escrow Agreement.

                           ARTICLE 15.
                    Sellers' Representative.

     15.1 Appointment of Representative. The Sellers hereby irrevocably appoint Weller to act as the representative (the "Representative") of the Sellers in all matters that after the Closing may arise under or pertain to this Agreement or the Escrow Agreement and in any way affecting any of the Sellers, including without limitation, all matters relating to indemnification arising under this Agreement, the determination of a Negotiated Price under
Article 12 of this Agreement and the exercise of the options to cause Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares under Article 13 of this Agreement. In the event of the death, incapacity, removal or resignation of Weller, a successor Representative shall be appointed by Sellers or their successors in interest.

     15.2 Additional Powers of the Representative. The Representative also shall be fully authorized to take any action (or to determine to take no action) with respect to all indemnification claims and all notices and communications relating to indemnification claims as the Representative may deem appropri-ate, including, without limitation, the institution or defense of litigation on behalf of the Sellers and the settlement or compromise of any dispute or controversy.

     15.3 Fees and Expenses of Representative. Any out-of-pocket fees or expenses incurred by the Representative shall be borne by the Sellers, or reimbursed to the Representative by the Sellers, in the proportion to their respective interests in the escrow.

     15.4 Liability of Representative. The Representative shall not have any liability or obligation for anything the Representative may do or refrain from doing in connection with the rights, obligations or duties of the Representative under this Agreement or the Escrow Agreement, except as a result of gross negligence, willful misconduct or bad faith on the part of the Representative.

                           ARTICLE 16.
                       General Provisions

     16.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. Purchaser will pay the HSR Act filing fee. Sellers will cause MHI, Texas Drydock and Subsidiary not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     16.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued, if at all, at such time and in such manner as Purchaser determines. Unless consented to by Purchaser in advance or required by applicable law, prior to the Closing Sellers shall, and shall cause MHI, Texas Drydock and Subsidiary to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. Sellers and Purchaser will consult with each other concerning the means by which the employees, customers, and suppliers and others having dealings with MHI, Texas Drydock or Subsidiary will be informed of the transactions contemplated by this Agreement, and Purchaser will have the right to be present for any such communication.

     16.3 Confidentiality. Between the date of this Agreement and the Closing Date, Purchaser and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Purchaser and MHI, Texas Drydock and Subsidiary to maintain in confidence, any written, oral, or other information obtained in confidence from another party or MHI, Texas Drydock or Subsidiary in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is necessary or appropriate in connection with legal proceedings.

     If the transactions contemplated by this agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     16.4 Preparation of Certain Tax Returns. Sellers and Purchasers agree to cause KPMG Peat Marwick LLP to prepare, on or before the due dates as extended, proper federal income tax returns for MHI and its affiliated group (as defined in Internal Revenue Code Section 1504(a)) for the fiscal year ended September 30, 1996 and for the fiscal year ending September 30, 1997. With respect to the federal income tax return for the fiscal year ended September 30, 1996, Sellers shall make, and with respect to the federal income tax return for the fiscal year ending September 30, 1997, Sellers and Purchaser shall cooperate with each other in jointly making (with the idea being that Purchaser will accede to the wishes of Sellers if MHI, Texas Drydock or Subsidiary will not be adversely affected) any elections or decisions to be made in connection with the preparation and filing of such returns so long as any such election or decision does not violate any applicable law.

     16.5 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (b) sent by telecopier, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth in the first paragraph of this Agreement (or to such other addresses as a party may designate by notice to the other parties).

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     16.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     16.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     16.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all parties to this Agreement.

     16.9 Disclosure Letter. (a) The disclosures in the Disclosure Letter, and those in any supplement thereto, shall expressly refer to a Section of this Agreement and shall be deemed to refer only to the representation or warranty in that particular Section of this Agreement; however, disclosures in the Disclosure Letter expressly referring to a Section of this Agreement may incorporate by reference the disclosures in the Disclosure Letter with respect to any other Section of this Agreement.

     (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter
(other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     16.10 Assignments, Successors, and No Third-Party Rights. No party may assign any of its or his rights under this Agreement without the prior consent of the other parties, except that Purchaser may assign any of its rights under this Agreement to any wholly owned subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     16.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     16.12 Section Headings; Construction. The headings of the Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     16.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     16.14 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

     16.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


MHI SELLERS:                       PURCHASER:

/s/ Thomas C. Weller, Jr.          HALTER MARINE, INC.
______________________________
THOMAS C. WELLER, JR.                   /s/ John Dane, III
                                   By: __________________________
/s/ Ronald J. Stevens                   John Dane, III
______________________________          Chairman, President and
RONALD J. STEVENS                       Chief Executive Officer

/s/ Rick S. Rees
______________________________
RICK S. REES


TEXAS DRYDOCK SELLER:

/s/ Don O. Covington
______________________________
DON O. COVINGTON

                         EXHIBIT 99.3

                      AMENDMENT NO. 1 TO
                    STOCK PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 (this "Amendment"), dated as of this
4th    day of     April    , 1997, amends the STOCK PURCHASE
AGREEMENT (the "Agreement") executed as of the 14th day of February, 1997, by and among THOMAS C. WELLER, JR., RONALD J. STEVENS, RICK S. REES, DON O. COVINGTON and HALTER MARINE, INC.

                               1.

     Capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement, unless otherwise specifically defined herein or the context shall clearly indicate otherwise.

                               2.

     This Amendment incorporates and supersedes the amendments to the Agreement contained in the letter agreement of Sellers to Purchaser dated February 19, 1997 requesting an extension of time for the delivery of the Unaudited Financial Statements and the letter agreement of Purchaser to Sellers dated March 19, 1997 requesting an extension of time to review the Disclosure Letter.

                               3.

     Section 1.3 of the Agreement is amended to correctly state the respective percentages that should have been set forth opposite the name of each of the MHI Sellers, as follows:

Weller         Fifty-eight and 61/1000ths percent      (58.061%)
Stevens        Twenty-three and 778/1000ths percent    (23.778%)
Rees           Eighteen and 161/1000ths percent        (18.161%)

                               4.

     Section 1.6(c)(vi) of the Agreement is amended to provide that the opinion of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, L.L.P., counsel to Sellers, dated the Closing Date, to shall be substantially in the form of Exhibit 1.6(c)(vi) attached to this Amendment.

                               5.

     Section 1.6(d)(v) of the Agreement is amended to provide that the opinion of Joe French & Associates, P.C., counsel to Purchaser, dated the Closing Date, shall be substantially in the form of
Exhibit 1.6(d)(v) attached to this Amendment.

                               6.

     Section 2.2 of the Agreement is amended so that the first sentence thereof shall read: "At Closing, the authorized capital stock of MHI will consist of one hundred thousand six hundred twenty-five (100,625) shares of Common Stock, par value $1.00 per share, of which one hundred thousand (100,000) shares will be issued and outstanding."

                               7.

     Section 5.1 of the Agreement is amended to substitute "Nevada" for "Delaware" so that Purchaser represents that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

                               8.

     Section 6.8 and Section 7.3 of the Agreement are hereby deleted in their entirety. Purchaser acknowledges receipt and acceptance of the Unaudited Financial Statements required by
Section 4.9 of the Agreement.
                               9.

     Section 6.9 and Section 7.4 of the Agreement are hereby deleted in their entirety. Purchaser acknowledges receipt and acceptance of the Disclosure Letter and the matters specifically disclosed therein.

                               10.

     Subsections (a) and (b) of Section 10.1 of the Agreement are hereby deleted in their entirety. Purchaser and Sellers agree that Purchaser neither rejected nor is deemed to have rejected either the Unaudited Financial Statements or the Disclosure Letter.

                               11.

     Section 11.2 of the Agreement is hereby amended to add new
Subsections (h) and (i) that shall read as set forth below so that Sellers also agree to indemnify with respect to the following:

           "(h)     Any loss, claim, liability, cost or
     expense, or failure to adequately fund, any of the pension plans disclosed in Exhibit 7 of the Disclosure Letter relating to or for any period prior to Closing, to the extent that the aggregate amount of all such losses, claims, liabilities, costs and expenses exceeds the allowance or reserve, if any, or liability for the same reflected in the Unaudited Financial Statements.

           (i) Any loss, liability. cost or expense relating to, or adverse judgment rendered against Texas Drydock or MHI in, any of the legal proceedings disclosed in Exhibit 8 of the Disclosure Letter (other than Andrew Ryan v. Texas Drydock, Inc.) to the extent that the aggregate amount of all such losses, liabilities, costs, expenses and, to the extent not otherwise included as a loss, liability, cost or expense, adverse judgements exceeds the allowance or reserve, if any, or liability for the same reflected in the Unaudited Financial Statements."

     Section 11.2 of the Agreement is also amended so that the first sentence of the last paragraph of Section 11.1 shall read:

           "In respect to any Damages for which any of the Indemnified Persons may seek indemnification from Sellers under Section 11.2(f), Section 11.2(g), Section 11.2(h) or Section 11.2(i), Purchaser will first attempt to recover any such Damages from any third person who may have indemnified Texas Drydock, and/or from any other person that may be responsible, for any loss, cost or expense in respect to all or a part of such Damages before Sellers shall pay any such Damages."

                               12.

           The Agreement is hereby amended to add a new Article 17 that shall read as follows:

                           "ARTICLE 17
                      Post Closing Matters

           17.1 Meeting of Stockholders of MHI. Promptly after the Closing, a meeting of the stockholders of MHI shall be held (or a unanimous written consent in lieu of a meeting of the stockholders shall be executed) at which it is agreed that the following actions shall be taken:

               (a) Section 2 of Article II of the Bylaws of MHI shall be amended to delete the language "at the corporation's offices in Montrose, Alabama" and, at the end of the first sentence of Section 2, to change the period to a comma and to add the words: "or at such other time and date as the Board of Directors may determine."

               (b)  Section 1 of Article III of the Bylaws of
           MHI shall be amended to fix the number of directors at six (6).

               (c)  John Dane, III, K. W. Lewis and Dan
           Mortimer shall be elected directors of MHI to fill the vacancies created by the increase in the number of directors, each to serve until the next Annual Meeting of Stockholders or until death, resignation or removal.

           17.2 Meeting of the Board of Directors of MHI. Promptly after the Closing, a meeting of the Board of Directors of MHI shall be held (or a unanimous written consent in lieu of a meeting of the directors shall be executed) at which it is agreed that the following actions shall be taken:

           (a) Each of the existing officers of MHI who have not previously resigned shall be removed and the following persons shall be elected to the office or offices set forth opposite their respective names:

           John Dane, III               Chairman of the Board,
                                     President and Chief
                                     Executive Officer
           T. C. Weller, Jr.       Vice President
           R. S. Rees              Vice President
           R. J. Stevens           Vice President
           Keith Voights           Vice President, Treasurer
                                     and Assistant Secretary
           J. J. French, Jr.       Secretary

           17.3 Meeting of Stockholders of Texas Drydock. Promptly after the Closing, a meeting of the stockholders of Texas Drydock shall be held (or a unanimous written consent in lieu of a meeting of the stockholders shall be executed) at which it is agreed that the following actions shall be taken:

               (a)  Section 1 of Article III of the Bylaws of
           Texas Drydock shall be amended to fix the number of directors at seven (7).

               (b)  John Dane, III, K. W. Lewis and Dan
           Mortimer shall be elected directors of Texas
           Drydock to fill the vacancies created by the increase in the number of directors, each to serve until the next Annual Meeting of Stockholders or until death, resignation or removal.

           17.2 Meeting of the Board of Directors of Texas Drydock. Promptly after the Closing, a meeting of the Board of Directors of Texas Drydock shall be held (or a unanimous written consent in lieu of a meeting of the directors shall be executed) at which it is agreed that the following actions shall be taken:

               (a)  Each of the existing officers of Texas
           Drydock who have not previously resigned shall be removed and the following persons shall be elected to the office or offices set forth opposite their respective names:

           Dan Mortimer            Chairman of the Board
           Don O. Covington        President and Chief
                                     Executive Officer
           Robert W. Fogal         Vice President
           T. C. Weller, Jr.       Vice President
           R. J. Stevens           Vice President
           R. S. Rees              Vice President
           Keith Voights           Vice President, Treasurer
                                     and Assistant Secretary
           J. J. French, Jr.       Secretary
           Kay Thames              Assistant Secretary

           17.5     Meeting of Stockholders of TDI
     International, Ltd. Promptly after the Closing, a meeting of the stockholders of TDI International, Ltd. shall be held (or a unanimous written consent in lieu of a meeting of the stockholders shall be executed) at which it is agreed that the following actions shall be taken:

               (a)  The number of directors of TDI
           International, Ltd. shall be increased to four
           (4).

               (b) John Dane, III and Dan Mortimer shall be elected directors of TDI International, Ltd. to fill the vacancies created by the increase in the number of directors, each to serve until the next Annual Meeting of Stockholders or until death, resignation or removal.

           17.6 Meeting of the Board of Directors of TDI International, Ltd. Promptly after the Closing, a meeting of the Board of Directors of TDI International, Ltd. shall be held (or a unanimous written consent in lieu of a meeting of the directors shall be executed) at which it is agreed that the following actions shall be taken:

               (a)  Each of the existing officers of TDI
           International, Ltd. who have not previously resigned shall be removed and the following persons shall be elected to the office or offices set forth opposite their respective names:

           John Dane, III          Chairman of the Board
           Don O. Covington        President
           Robert W. Fogal         Vice President
           Keith Voights           Vice President, Treasurer
                                     and Assistant Secretary
           J. J. French, Jr.       Secretary
           Kay Thames              Assistant Secretary
           Caldonian Bank &
             Trust Company         Assistant Secretary

               (b) John Dane, III shall be appointed by TDI International, Ltd. to replace Thomas C. Weller, Jr. as one of the three members appointed by TDI International, Ltd. to serve on the Board of Directors of the joint venture established under the Joint Venture Agreement between Abdulla Ahmed Nass Contracting Company, W.L.L. and TDI International, Ltd."

                               13.

     Exhibit 1.6(c)(ii) attached to this Admendment, which has been revised to incorporate the comments and suggestions of the Escrow
Agent, is substituted in its entirety in lieu of Exhibit 1.6(c)(ii) attached to the Agreement.

                               14.

     The parties by their execution hereof reaffirm their intention to be bound by the terms, provisions and conditions of the Agreement, as amended by this Amendment.


     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


                                   SELLERS:
                                   /s/ Thomas C. Weller, Jr.
                                   ______________________________
                                   THOMAS C. WELLER, JR.

                                   /s/ Ronald J. Stevens
                                   ______________________________
                                   RONALD J. STEVENS

                                   /s/ Rick S. Rees
                                   ______________________________
                                   RICK S. REES

                                   /s/ Don O. Covington
                                   ______________________________
                                   DON O. COVINGTON


                                   PURCHASER:
                                   HALTER MARINE, INC.

                                        /s/ John Dane, III
                                   By: __________________________
                                        John Dane, III
                                        Chairman, President and
                                        Chief Executive Officer

                         EXHIBIT 99.4

                        ESCROW AGREEMENT

                              AMONG

                       HALTER MARINE, INC.

                      THOMAS C. WELLER, JR.

                        RONALD J. STEVENS

                          RICK S. REES

                        DON O. COVINGTON

                               AND

                      BANK ONE, LOUISIANA,
                      NATIONAL ASSOCIATION

1.   Definitions and Appointment of Escrow Agent . . . . . . .  2
           1.1 Definitions . . . . . . . . . . . . . . . . . .  2
           1.2 Appointment and Acceptance of Escrow Agent. . .  2

2.   Escrow Account. . . . . . . . . . . . . . . . . . . . . .  3
           2.1 Deposit of Option Shares. . . . . . . . . . . .  3
           2.2 Exercise of Purchase Option or Put Option . . .  4
           2.3 Investment of Escrow Amount . . . . . . . . . .  6
           2.4 Reports of Escrow Agent . . . . . . . . . . . .  7

3.   Delivery of Documents . . . . . . . . . . . . . . . . . .  7
           3.1 Notice of Claims for Indemnification. . . . . .  7
           3.2 Payment of Indemnification Claims . . . . . . .  7

4.   Payment from the Escrow Account . . . . . . . . . . . . .  9

5.   Distributions to Sellers from the Escrow Agent. . . . . .  9
           5.1 Third Anniversary Distribution. . . . . . . . .  9
           5.2 Final Distribution. . . . . . . . . . . . . .   10
           5.3 Manner of Seller Distributions. . . . . . . .   10

6.   Beneficial Ownership of MHI and Texas Drydock Stock . .   11
           6.1 Exercise of Voting Rights . . . . . . . . . .   11
           6.2 Dividends . . . . . . . . . . . . . . . . . .   11
           6.3  Tax Reporting. . . . . . . . . . . . . . . .   12

7.   Obligations of Escrow Agent . . . . . . . . . . . . . .   12

8.   Compensation of Escrow Agent. . . . . . . . . . . . . .   14

9.   Indemnification of Escrow Agent . . . . . . . . . . . .   15

10.  Reliance on Documents . . . . . . . . . . . . . . . . .   16

11.  Certain Transactions. . . . . . . . . . . . . . . . . .   17

12.  Resignation or Removal of Escrow Agent. . . . . . . . .   17

13.  Duties and Obligations of Representative. . . . . . . .   18

14.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   19

15.  Successors. . . . . . . . . . . . . . . . . . . . . . .   20

16.  Governing Law . . . . . . . . . . . . . . . . . . . . .   20

17.  Counterparts. . . . . . . . . . . . . . . . . . . . . .   16

18.  Entire Understanding. . . . . . . . . . . . . . . . . .   20

19.  Headings. . . . . . . . . . . . . . . . . . . . . . . .   20

20.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 21

21.  Further Assurances. . . . . . . . . . . . . . . . . . .   23

                        ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into this  4th  day of
  April , 1997, by and among THOMAS C. WELLER, JR., RONALD J. STEVENS, and RICK S. REES, the shareholders of MARITIME HOLDINGS, INC. ("MHI"), sometimes referred to herein as the "MHI Sellers", and DON O. COVINGTON, a shareholder of TEXAS DRYDOCK, INC. ("Texas Drydock"), sometimes referred to as "Covington", (all such individuals being sometimes collectively referred to herein as the "Sellers"), HALTER MARINE, INC., a Nevada corporation ("Purchaser"), and BANK ONE, LOUISIANA, NATIONAL ASSOCIATION, at New Orleans, Louisiana, a national banking association ("Escrow Agent"), with reference to the following:
                           WITNESSETH:
     WHEREAS, Purchaser and Sellers have entered into a Stock Purchase Agreement, dated as of February 14, 1997 (the "Stock Purchase Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which Purchaser simultaneously is acquiring fifty-one percent (51%) of the issued and outstanding stock of MHI and fifty-one percent (51%) of the twenty percent (20%) of the issued and outstanding stock of Texas Drydock and is to have an option to purchase the remaining forty-nine percent (49%) of the issued and outstanding stock of MHI and the other forty-nine percent (49%) of the twenty percent (20%) of the issued and outstanding stock of Texas Drydock; and
     WHEREAS, Purchaser and Sellers desire that the Escrow Agent receive, hold, manage and dispose of the Escrow Account (as defined herein) in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent is willing to do so; and
     WHEREAS, Thomas C. Weller, Jr. has been designated to act as the representative of the Sellers pursuant to the Stock Purchase Agreement (in which capacity he is herein referred to as the "Representative"); and
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
     1.    Definitions and Appointment of Escrow Agent.
           1.1 Definitions. For purposes of this Escrow Agreement, all terms not otherwise specifically defined herein, which are defined in the Stock Purchase Agreement, shall have the respective meanings therein stated.
           1.2 Appointment and Acceptance of Escrow Agent. Bank One, Louisiana, National Association, is hereby appointed and hereby accepts appointment as the Escrow Agent hereunder and agrees to hold in trust for the purposes herein and for no other purpose the assets delivered hereunder,(the "Escrow Account"), subject to the terms and conditions hereof.
     2.    Escrow Account.
           2.1 Deposit of Option Shares. Pursuant to and in accordance with the terms of the Stock Purchase Agreement, the MHI Sellers have agreed to, and do hereby, deposit into escrow their stock certificates evidencing their ownership of the MHI Option Shares, duly endorsed (or accompanied by duly executed stock powers) with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser, and the Texas Drydock Seller has agreed to, and does hereby, deposit into escrow his stock certificates evidencing his ownership of the Texas Drydock Option Shares, duly endorsed (or accompanied by duly executed stock powers) with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser (the "Escrow Account"). The MHI Sellers hereby pledge their MHI Option Shares and the Texas Drydock Seller hereby pledges his Texas Drydock Option Shares, and grant to Purchaser a security interest therein, in order to secure the respective obligations of Sellers under the Stock Purchase Agreement. The registration of such certificates shall not be changed unless and until the Escrow Agent has received in immediately available funds either (a) the amount of the Purchase Option Total Exercise Price in accordance with Article 12 of the Stock Purchase Agreement or (b) the amount of the Put Option Total Price in accordance with Article 13 of the Stock Purchase Agreement. In the event that there has been no exercise of either
(i) the options granted to the Purchaser under Article 12 of the Stock Purchase Agreement or (ii) the options granted to Sellers under Article 13, on or before the expiration of twenty-four months after the Date of this Agreement, then promptly after the expiration of such period of time, the Escrow Agent shall return such certificates to the registered holders thereof (and the duly executed stock powers, if any) and, subject to the payment of all fees then due to the Escrow Agent by Purchaser and Sellers in accordance with Section 8 hereof, this Escrow Agreement shall terminate.
           2.2 Exercise of Purchase Option or Put Option.   In the
event of (i) the exercise by Purchaser of the options granted to Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares under Article 12 of the Stock Purchase Agreement or
(ii) the exercise by Sellers of the options granted to Sellers to cause Purchaser to purchase the MHI Option Shares and the Texas Drydock Option Shares under Article 13 of the Stock Purchase
Agreement:
           (a) The Purchaser will deliver to the Escrow Agent the amount of the Purchase Option Total Exercise Price or the Put Option Total Price, as appropriate, and a certificate signed by the Chairman, President and Chief Executive Officer of Purchaser or a Vice President of Purchaser stating the Escrow Amount;
           (b) The Escrow Agent will deliver to the Purchaser the certificates representing the MHI Option Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser and the certificates representing the Texas Drydock Option Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Purchaser; and
           (c) Except for the Escrow Amount which will be held by the Escrow Agent as security for the payment of the indemnification obligations of the respective Sellers under the Stock Purchase Agreement, the Escrow Agent will promptly disburse to Covington twenty (20%) of the balance of such Purchase Option Total Exercise Price or the Put Option Total Price, as appropriate, and the remainder of such balance to the MHI Sellers in accordance with the written instructions signed by each of the MHI Sellers and delivered to the Escrow Agent.
           2.3 Investment of Escrow Amount. If either of the options provided for in Articles 12 or 13 of the Stock Purchase Agreement are exercised, the Escrow Amount shall be invested from time to time by the Escrow Agent, to the extent possible, in United States Treasury Bills having a remaining maturity of 90 days or less and repurchase obligations secured by the United States Treasury Bills, with the remainder being deposited and maintained in a money market fund of the Escrow Agent, unless otherwise directed in writing by Representative and Purchaser jointly from time to time. Any earnings on the Escrow Amount shall be for the account of the Sellers. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Account to provide for payments to be made under this Agreement.
           2.4 Reports of Escrow Agent. Escrow Agent shall provide each of the parties hereto with a quarterly accounting of the Escrow Account.
     3. Delivery of Documents. The parties to this Escrow Agreement shall deliver certain documents as follows:
           3.1 Notice of Claims for Indemnification. If Purchaser believes that it is entitled to indemnification under Article 11 of the Stock Purchase Agreement, Purchaser shall deliver, or cause to be delivered, a written notice of an indemnification claim (the "Indemnification Claim") to the Representative with a copy to the Escrow Agent.
           3.2 Payment of Indemnification Claims. At any time after any Damages (as defined in the Stock Purchase Agreement) shall become a liquidated amount, the Purchaser may submit to the Escrow Agent and the Representative a notice ("Payment Notice") setting forth the amount of the Damages and request the payment thereof from the Escrow Account. Upon receipt of such Payment Notice, the Representative shall, within ten (10) days after receipt of the Payment Notice, notify the Purchaser and the Escrow Agent in writing if the Representative objects to the payment from the Escrow Account of the amount set forth in the Payment Notice. Failure of the Representative to notify the Purchaser and the Escrow Agent within said ten (10) days that the Representative objects to the payment of such amount will be deemed to constitute an authorization for the Escrow Agent to pay to the Purchaser the amount set forth in the Payment Notice. If Representative gives notice to the Purchaser and Escrow Agent within said ten (10) day period that the Representative objects to payment of that amount specified in the Payment Notice, the same shall not be paid from the Escrow Account, until either (i) the Escrow Agent shall have received joint instructions from the Purchaser and the Representative with respect to such Payment Notice or (ii) a final nonappealable order of a court of competent jurisdiction or other tribunal has been entered with respect to the amount set forth in the Payment Notice. If the Representative objects to only a portion of the amount set forth in a Payment Notice or a particular item therein, then the Escrow Agent shall pay from the Escrow Account in the manner described in Section 4 hereof that portion as to which the Representative has no objection. Nothing herein shall prevent the Purchaser from reducing the amount of, deleting certain items and/or amounts from, or withdrawing a Payment Notice, without prejudice to resubmitting the same in a subsequent Payment Notice. The Purchaser shall notify the Escrow Agent and the Representative in writing of any such reduction, deletion or withdrawal. Any amount in a Payment Notice timely objected to by Representative, if ultimately paid to Purchaser, shall bear interest at the prime rate of interest from time to time in effect at Bank One, Louisiana, National Association, in New Orleans, Louisiana, from the date of the Payment Notice to the date of payment.
     4. Payment from the Escrow Account. As soon as practicable after receipt of a Payment Notice unless the Representative has given written notice of objection to the payment thereof within the time specified above, the Escrow Agent shall pay the amount in such Payment Notice to Purchaser or its designee(s).
     5. Distributions to Sellers from the Escrow Agent. Other than as provided for herein distributions to the Sellers shall be made from the Escrow Account as follows:
           5.1 Third Anniversary Distribution. On that date which is three years after the Closing (the "Third Anniversary"), the Escrow Agent shall distribute to the Sellers all assets remaining in the Escrow Account less only assets having a then fair market value equal to the amount set forth in a certificate signed by the President or any Vice President of the Purchaser and delivered to the Escrow Agent and the Representative at or near the time of the Third Anniversary, setting forth (i) the aggregate dollar amount of all Payment Notices (including the disputed portions thereof) that have been delivered to the Escrow Agent and Representative prior to the Third Anniversary and that have not been paid in full or otherwise discharged prior to such date, and (ii) an amount estimated by Purchaser to be necessary to satisfy all Indem-nification Claims delivered to the Escrow Agent and Representative prior to the Third Anniversary which have not been paid in full or otherwise discharged prior to such date, including with respect to each such Indemnification Claim, the estimated legal and other out-of-pocket expenses to defend such Indemnification Claim. Any distribution to the Sellers under this Section 5.1 shall be made in conformity with Section 5.3 hereof.
           5.2 Final Distribution. When all Payment Notices and Indemnification Claims received by the Escrow Agent have been resolved by payment or otherwise, Purchaser and the Representative shall execute and deliver to the Escrow Agent a certificate to that effect and, as promptly as is practicable after its receipt of such certificate, the Escrow Agent shall distribute to the Sellers all remaining funds held in the Escrow Account.
           5.3 Manner of Seller Distributions. When the Escrow Agent is required to make any distribution of funds to Sellers under Sections 5.1 and 5.2 above, the Escrow Agent shall distribute the funds to the Sellers by wire transfer to an account specified by each of the Sellers as follows: to Covington twenty (20%) of the distribution and the remainder of such distribution to the MHI Sellers in accordance with the written instructions signed by each of the MHI Sellers and delivered to the Escrow Agent.
     6.    Beneficial Ownership of MHI and Texas Drydock Stock.
The MHI and Texas Drydock Stock held in the Escrow Account shall be held for the account and benefit of the Sellers and the Sellers shall be entitled to exercise any and all beneficial ownership rights pertaining to MHI and Texas Drydock Stock, including, but not limited to, the following:
           6.1 Exercise of Voting Rights. All voting rights of the shares of MHI and Texas Drydock Stock shall be vested in the Sellers until the Purchase Option Total Exercise Price or Put Option Total Price has been deposited with the Escrow Agent.
           6.2 Dividends. The Escrow Agent shall pay to the Sellers in accordance with their respective interests all amounts received by the Escrow Agent as dividends on the shares of MHI and Texas Drydock Stock in the event that any shares of MHI or Texas Drydock Stock shall ever be registered in the name of the Escrow Agent. The Purchaser and Representative warrant to the Escrow Agent that there are no federal, state or local tax liabilities or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report or any tax liability under any federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority. The Purchaser nd the Representative hereto agree jointly and severally to identify the Escrow Agent fully from any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest, if any, that is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability).
           6.3 Tax Reporting. Until the Purchase Option Closing or Put Option Closing, the Sellers shall be deemed to own their respective shares of MHI and Texas Drydock Stock held by the Escrow Agent and all dividends, gain or loss from sale, and other income allocable to the MHI and Texas Drydock Stock held by the Escrow Agent shall be reported as income by the respective Sellers in accordance with their respective interests in the Escrow Account.
     7. Obligations of Escrow Agent. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement. In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties and the Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder except as a result of its own gross negligence, willful misconduct or bad faith. The Escrow Agent may consult counsel and shall be protected in respect of any action taken or admitted to be taken by it in good faith on the advice of such counsel. In the event of any dispute between or conflicting claims by or among Purchaser and the Representative and/or any other person or entity with respect to any property deposited hereunder, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands, or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Purchaser or an indemnified party or the Sellers or the Representative or any other person or entity for its failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined by arbitration or in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expenses which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.
     8. Compensation of Escrow Agent. The Escrow Agent shall be paid reasonable compensation for its services hereunder and reimbursed for all expenses, including counsel fees, reasonably incurred by it in connection with the performance of its duties and obligations under this Escrow Agreement. All such fees and expenses shall be borne one-half by Purchaser and the other one-half shall be borne by Sellers (if neither of the options granted pursuant to Articles 12 and 13 of the Stock Purchase Agreement have been exercised within the time period therefor) or shall be a valid Indemnification Claim by Purchaser to be paid out of the Escrow Account. The Escrow Agent shall render statements to Purchaser and the Representative setting forth in detail the amount of its fees and charges hereunder and the basis upon which such fees and charges were computed in the period or periods covered thereby.
     9. Indemnification of Escrow Agent. Subject to the terms and conditions hereinafter set forth, Purchaser and Sellers agree to protect, defend, indemnify and hold harmless and compensate the Escrow Agent for any and all damages, losses, liabilities, deficiencies, costs or expenses (including, without limitation, all reasonable legal and accounting fees and expenses and other costs) incurred by the Escrow Agent (all of which are hereinafter called the "Escrow Agent's Costs") in connection with any and all actions, suits, proceedings, demands, investigations, judgments or settlements relating to, resulting from, or arising out of the conduct by the Escrow Agent of its duties hereunder, provided, however, that the Escrow Agent shall not be entitled to any indemnification for any willful misconduct, gross negligence or bad faith on the part of itself, its employees or agents. Upon receipt by the Escrow Agent of notice of any claim by a third party which might give rise to indemnification of the Escrow Agent hereunder, the Escrow Agent shall give prompt written notice to Purchaser with a copy to the Representative. The notice shall set forth a description of the claim or claims which entitle it to indemnification and shall recite that such notice is given pursuant to this Escrow Agreement. Purchaser and Sellers shall be entitled to participate in the defense of any such claim or action, and to assume control of the defense thereof, with counsel of its choosing. The Escrow Agent may not compromise or settle any claim for which it has asserted or may assert its right to indemnification without the prior written consent of Purchaser and the Representative.
     10. Reliance on Documents. The Escrow Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, consent, certificate, affidavit, statement, order, judgment, instruction, or other document delivered to it in compliance with the provisions of this Agreement and shall not be required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon an instrument comporting with the provisions of this Agreement reasonably believed by it to be genuine and to have been presented or signed by the proper parties, and the Escrow Agent shall be under no duty whatsoever to inquire into or investigate the validity or accuracy thereof and may assume that any person purporting to give any notice, receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
     11. Certain Transactions. The Escrow Agent and its affiliates may become the owner of, or acquire interests in, securities of Purchaser and its affiliates or any Seller, and may engage or be interested in any financial or other transaction with Purchaser or any affiliate of Purchaser or any Seller as freely as if it were not the Escrow Agent hereunder.
     12. Resignation or Removal of Escrow Agent. The Escrow Agent may resign at any time or be removed by the mutual written consent of Purchaser and the Representative upon notice to the other parties hereto given at least thirty (30) days prior to the effective date of such resignation or removal; provided, however, that no resignation or removal of the Escrow Agent shall be effective until the appointment of a successor Escrow Agent, which may be effected by the mutual written agreement of Purchaser and the Representative. In the event of the resignation or removal of the Escrow Agent, and the failure of Purchaser and the Repre-sentative to agree upon a successor Escrow Agent within thirty (30) days after receipt of notice of such resignation or removal, Purchaser shall have the right to appoint a successor Escrow Agent which shall be a commercial bank or trust company having a combined capital and surplus of at least $500,000,000. Any successor Escrow Agent, whether appointed by the mutual agreement of Purchaser and the Representative or otherwise, shall execute and deliver to the predecessor Escrow Agent an instrument accepting such appointment and thereupon such successor Escrow Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as is originally named herein. Such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Escrow Agent shall be entitled to receive, all securities and other property on deposit with or held by such predecessor as Escrow Agent hereunder.
     13. Duties and Obligations of Representative. The Representative shall have no duties or obligations hereunder except those specifically set forth herein and under the Stock Purchase Agreement and such duties and obligations shall be determined solely by the express provisions of this Escrow Agreement and the Stock Purchase Agreement. The Representative is the sole and exclusive representative, spokesman and agent for the Sellers and neither the Escrow Agent, Purchaser nor any indemnified party shall have any responsibility to meet, discuss or deal with, or any liability for refusal to meet, discuss or deal with, any other person or entity, unless such person or entity has been designated in writing as an agent or representative of the Representative with respect to a particular matter or situation.
     14. Notices. All notices, demands and other communications which are required to be given to or made by any party hereunder shall be in writing, shall be delivered by hand or mailed by registered or certified mail or by couriers and shall be deemed given when received at the following addresses:
If to Escrow Agent:

               Bank One, Louisiana, National Association
               Capital Markets
               200 Carondelet St., Suite 404
               New Orleans, LA 70130
               Attention:  Mr. W. Mason Curran

If to Representative:

               Thomas C. Weller, Jr.
               2595 Woodward Way, N.W.
               Atlanta, Georgia 30305



If to Purchaser:

               Halter Marine, Inc.
               13085 Industrial Seaway
               Gulfport, Mississippi 39503
               Attention: Mr. John Dane, III

     15. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable by any party hereto without the written consent of all of the other parties hereto or as otherwise provided herein.
     16. Governing Law. This Escrow Agreement shall be governed and construed in accordance with the laws of the State of Louisiana.
     17. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, which together shall constitute one in the same instrument.
     18. Entire Understanding. This Escrow Agreement and the Stock Purchase Agreement contain the entire understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, oral or written, covenants or undertakings between the parties other than those expressly set forth herein or in the Stock Purchase Agreement. This Escrow Agreement may not be modified or changed, in whole or in part, except by supplemental agreement signed by all the parties hereto.
     19. Headings. The headings of the Sections of this Escrow Agreement are solely for convenience in reference and shall not limit or otherwise affect the meaning of the terms or provisions of this Escrow Agreement.
     20.   Miscellaneous.
           (a) The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.
           (b) This Escrow Agreement shall terminate and Escrow Agent shall be discharged of all responsibility hereunder at such time as Escrow Agent shall have completed its duties hereunder; provided, however, the Escrow Agent's rights to indemnity and to receive payment of its fees and expenses shall survive any termination of this Escrow Agreement.
           (c) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. There are no implied duties under this Escrow Agreement. The Escrow Agent's only duty is to act in accordance with specific written instructions furnished by the parties to this Escrow Agreement. The Escrow Agent is not a party to any other agreement and the Escrow Agent shall not be subject to any other agreement even though reference thereto may be made herein.
           (d) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.
           (e) No amendment, modification or waiver of any provisions of this Escrow Agreement nor consent to any departure by any Person from the provisions hereof shall be effective in any event unless the same shall be in writing and signed by each of Purchaser, Representative and Escrow Agent, and then any such waiver or consent shall be effective only in the specific instance and purpose for which given.
           (f) Pursuant to the regulations of the Office of the Comptroller of the Currency [12 C.F.R. 12.5(a)], the Purchaser and the Representative have the right to receive, at no additional cost and within five business days of the transaction, a written notification disclosing certain information relating to securities purchase and sale transactions in the Escrow Account. The Escrow Agent has the option of furnishing to the Purchaser and the Representative either (1) a copy of the broker-dealer confirmation relating to the transaction of (2) a written notification disclosing; the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the date of execution (and, upon the Purchaser's and the Representative's written request, the time of execution) of the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and his identify, the total remuneration to be received by the Escrow Agent, and, if no broker-dealer was involved, the identify of the person from whom the security was purchased or to whom it was sold.
     In lieu of the foregoing time and form of notification, the Purchaser and the Representative agree that the Escrow periodic statements, transmitted pursuant to the terms of this Escrow Agreement, will suffice.
     21. Further Assurances. Each party hereby agrees to execute and deliver such instruments and take such other action as the other parties may reasonably require in order to carry out the intent of this Escrow Agreement.
     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement on the date and year first above-written.

HALTER MARINE, INC.                THOMAS C. WELLER, JR.
                                   Individually and as the
                                   Representative

     /s/ John Dane, III            /s/  T. D. Weller, Jr.

By:_________________________       ________________________
Its:  President


RONALD J. STEVENS                  RICK S. REES


/s/ Ronald J. Stevens              /s/ Rick S. Rees
_________________________         ___________________________


BANK ONE, LOUISIANA,               DON O. COVINGTON
NATIONAL ASSOCIATION


     /s/ W. Mason Curram           /s/ Don O. Covington
By:___________________________
Its: Assistant Vice President
       "Escrow Agent"

                         EXHIBIT 99.5

                      CONSULTING AGREEMENT


     This Agreement (this "Agreement") is entered into as of
    April 4      , 1997, by and between TEXAS DRYDOCK, INC., a
Texas corporation ("Company") and THOMAS C. WELLER, JR., an individual, having his principal residence at 2595 Woodward Way, N.W., Atlanta, Georgia 30305, ("Consultant").

     The parties hereto agree as follows:


     1. Engagement. Company hereby engages Consultant and Consultant hereby agrees to hold himself available to render, and to render at the request of Company, independent marketing, advisory and consulting services for Company and its affiliates, to the best of his ability, upon the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall begin as of the date of this Agreement and shall terminate on that date which is four (4) years after this Agreement; provided, however, that this Agreement shall terminate earlier in the event of Consultant's death, incapacity or disability or upon written notice by either party to the other in case of a material breach by the other or by mutual consent.

     3. Compensation. As compensation for all services rendered by Consultant under this Agreement, Company shall pay Consultant during the term of this Agreement the sum of One Hundred Thousand Dollars ($100,000.00) per year, which shall be paid monthly in installments in arrears of Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33) each on the last day of each month during the term of this Agreement.

     4. Duties. Consultant shall hold himself available to render, and shall render at the request of Company from time to time, consulting and marketing services for the Company, including, without limitation, advice and assistance on the following:

     (a) marketing the services of Company and its affiliates to customers;

    (b)  developing sales and marketing literature and programs;

     (c)  customer relations; and

     (d)  performance of services by Company for its customers.

     Consultant shall render such services conscientiously and shall devote his best efforts and abilities thereto, at such times during the term hereof, and in such manner, as Company and Consultant shall mutually agree, it being acknowledged that Consultant's services shall be performed at such places at such times as are reasonably convenient to Consultant. It is anticipated that Consultant shall devote at least a minimum of two days per month to his duties hereunder, plus attend the Offshore Technical Conference and National Ocean Industry Association Conference when requested by the Company. Consultant shall observe all policies and directives promulgated from time to time by Company's Board of Directors or Officers.

     Company shall have the right from time to time during the term hereof, without the payment to Consultant of additional compensation, to loan the services of Consultant to one or more of Company's affiliated companies, including, without limitation, Halter Marine Group, Inc. and its subsidiaries, including particularly, Halter Marine, Inc.

     5. Expenses. Consultant shall be reimbursed by Company for all reasonable business expenses which are deductible by Company for U.S. Federal income tax purposes and which were incurred by Consultant during the performance of his services hereunder. Company's obligation to reimburse Consultant pursuant to this subparagraph shall be subject to the presentation to Company by Consultant of an itemized account of such expenditures, together with supporting vouchers, in accordance with Company's policies as in effect from time to time.

     6. Independent Contractor. It is expressly agreed that Consultant is acting as an independent contractor in performing his services hereunder. Company shall carry no Workmen's Compensation insurance or any health or accident insurance to cover Consultant. Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected in an employer-employee relationship.

     7. Confidential Information. The Consultant acknowledges that during the term of this Agreement, the Consultant will be afforded access to Confidential Information and (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business. Consultant covenants that during the period of this Agreement and for a period of three (3) years thereafter, the Consultant will hold in confidence such Confidential Information and will not disclose it to any person other than in further of the business of the Company, except with specific prior written consent of the Company or except as otherwise permitted by this Agreement. For purposes hereof, the term "Confidential Information" means any and all:

     (a) trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is normally considered in the industry to be a trade secret; and

     (b) information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, and similar information, however documented); and

     (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

The term "Confidential Information" shall not include, however, any information that is in the public domain (other than information in the public domain by reason of its wrongful release by Consultant) or that Consultant learned from sources outside of the Company or that has been released by the Company to the public.

     8. Non-Competition Provisions. The Consultant acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character, that the Company's business is international in scope and its products are marketed throughout the world, that the Company competes with other businesses that are or could be located in any part of the world, and that the provisions of this Section are reasonable and necessary to protect the Company's business. Therefore, in consideration of the compensation to be paid to the Consultant by the Company, the Consultant covenants that he will not, directly or indirectly:

           (a) during the period of this Agreement, except in the course of Consultant's duties hereunder, and during the period ending three (3) years thereafter, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company; provided, however, that the Consultant may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

           (b) whether for the Consultant's own account or for the account of any other person, at any time during the period of this Agreement and during the period ending three (3) years thereafter, solicit business of the same or similar type being carried on by the Company, from any person known by the Consultant to be a customer of the Company, whether or not the Consultant had personal contact with such person during and by reason of the Consultant's employment with the Company;

           (c) whether for the Consultant's own account or the account of any other person (i) at any time during the period of this Agreement and ending three (3) years thereafter, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company at any time during the period of this Agreement or in any manner induce or attempt to induce any employee of the Company to terminate his employment with the Company; or (ii) at any time during the period of this Agreement and for three years thereafter, interfere with the Company's relationship with any person, including any person who at any time during the period of this Agreement was an employee, contractor, supplier, or customer of the Company.

     If any covenant in this Section is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Consultant.

     9. Injunctive Relief and Additional Remedy. The Consultant acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of Sections 7 and 8 of this Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief.

     10. Covenants of Sections 7 and 8 are Essential and Independent Covenants. The covenants by the Consultant in Sections 7 and 8 are essential elements of this Agreement, and without the Consultant's agreement to comply with such covenants, the corporation which has agreed to purchase stock from the stockholders of a company that owns eighty percent (80%) of the stock of Company and also to purchase from a stockholder who owns the other twenty percent (20%) of the stock of the Company would not agree to close its Stock Purchase Agreement and the Company would not have entered into this Agreement. The Company and the Consultant have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company.

     If this Agreement expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Consultant in Sections 11 and 12.

     11. Representations and Warranties by the Consultant. The Consultant represents and warrants to the Company that the execution and delivery by the Consultant of this Agreement do not, and the performance by the Consultant of the Consultant's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Consultant; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound.

     12. Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Consultant's performance of the Consultant's obligations hereunder.

     13. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     14. Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Consultant under this Agreement, being personal, may not be delegated.

     15. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

           If to Company:               John Dane, III
                                   Chairman of the Board
                                   Texas Drydock, Inc.
                                   c/o Halter Marine Group, Inc.
                                   13085 Industrial Seaway
                                   Gulfport, Mississippi 39503
           Facsimile No.:               (601) 897-4803


           If to the Consultant:   Mr. Thomas C. Weller, Jr.
                                   2595 Woodward Way, N.W.
                                   Atlanta, Georgia 30305

    16. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

     17. Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     18. Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     19. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.



                                   COMPANY

                                   TEXAS DRYDOCK, INC.

                                        /s/Rick S. Rees
                                   By:_________________________
                                      Name: Rick Rees
                                      Title: Treasurer



                                   CONSULTANT

                                   /s/T. C. Weller, Jr.
                                   _______________________________
                                    Thomas C. Weller, Jr.

                         EXHIBIT 99.6

                      EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made as of
   April 4,            , 1997 by and between TEXAS DRYDOCK, INC. a
Texas corporation (the "Employer"), and DON O. COVINGTON, an individual who resides 4322 Memorial Drive, Orange, Texas 77632 (the "Executive");

                      W I T N E S S E T H:

     The parties hereto agree as follows:

                           ARTICLE 1.
                   EMPLOYMENT TERMS AND DUTIES

           1.1  Employment.  The Employer hereby employs the
Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

           1.2 Term. The term of the Executive's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on that date which is four (4) years after the date of this Agreement, subject to Article 5 of this Agreement.

           1.3 Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chairman of the Board, and will initially serve as President of the Employer. The Executive will devote his entire business time, attention, skill, and energy to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement.

                           ARTICLE 2.
                          COMPENSATION

           2.1 Base Compensation. The Executive will be paid an annual salary of Two Hundred Eighty Thousand Dollars ($280,000.00), subject to adjustment as provided below (the "Base Compensation"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Base Compensation will be reviewed by the Board of Directors of the Employer (of if applicable, the Board of Directors of the corporation which is the parent of the Employer), or a Compensation Committee appointed by such Board of Directors, not less frequently than annually, and may be adjusted upward or downward in the sole discretion of such Board of Directors or Compensation Committee, but in no event will the Base Compensation be less than Two Hundred Eighty Thousand Dollars ($280,000.00) per year, without Executive's consent.

           2.2 Incentive Compensation. As additional compensation (the "Incentive Compensation") for the services to be rendered by the Executive pursuant to this Agreement, the Employer will pay the Executive with respect to each fiscal year of the Employer during the period of Executive's employment, commencing on or after April 1, 1997, a bonus as determined from time to time by the Board of Directors or an amount that is based upon the Employer's incentive program (the "Incentive Program") as established by the Board of Directors of Employer (or if applicable, the Board of Directors of the corporation which is the parent of Employer). Employer may modify any Incentive Program from time to time and any such modification may affect prospectively Employee's Incentive Compensation.

           2.3 Benefits. The Executive will, during the term of Executive's employment under the Agreement, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

                           ARTICLE 3.
                     FACILITIES AND EXPENSES

           3.1 General. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as the Chairman of the Board deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

           3.2 Automobile. The Employer will include the Executive in the Employer's automobile allowance policy. The Executive will own his own automobile, and maintain and insure it at his own expense, for his business use in connection with his employment under this Agreement. The Executive will at his own expense maintain liability insurance on any automobile used in connection with the Employer's business.

                           ARTICLE 4.
                     VACATIONS AND HOLIDAYS

           The Executive will be entitled to a paid vacation during each fiscal year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board. The Executive will also be entitled to the paid holidays as set forth in the Employer's policies. Vacation days and holidays during any fiscal year of the Employer that are not used by the Executive during such fiscal year may not be used in any subsequent fiscal year.

                           ARTICLE 5.
                           TERMINATION

           5.1  Events of Termination.  The Executive's Base
Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate:

           (a)  upon the death of the Executive;

           (b) upon the disability of the Executive (as defined in Section 5.2) immediately upon notice from either party to the other;
           (c) for cause (as defined in Section 5.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

           (d) for good reason (as defined in Section 5.4) upon not less than thirty days' prior notice from the Executive to the Employer.

           5.2  Definition of Disability.  For purposes of
Section 5.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

           5.3 Definition of "for Cause". For purposes of Section 5.1, the phrase "for cause" means: (a) the Executive's material breach of Sections 6 or 7 of this Agreement; (b) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any failure resulting from Executive's disability as specified in Section 5.2) after demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes Executive has not substantially performed his duties; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. For purposes of this Section, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, without reasonable belief that his action or omission was in the best interests of Employer. Any act, or failure to act, by Executive that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for Employer shall be presumed to be done, or omitted to be done, by Executive in the best interests of Employer. Notwithstanding the foregoing, Executive may not be terminated for Cause without delivery to Executive of a Notice of Termination setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under clause (a),(b), (c), (d) or (e) of this Section; provided, however, that if clause (b) above forms the basis for such termination, (i) the Employer must have delivered to Executive a demand for substantial performance in accordance with clause (b) above and (ii) the Notice of Termination must be preceded by written notice to Executive (A) specifically identifying the manner in which Employer believes Executive has not substantially performed his duties after the Employer's demand for substantial performance and (B) providing an opportunity for Executive, together with his counsel, to be heard before the Board of Directors of the Employer.

           5.4  Definition of "for Good Reason".  For purposes of
Section 5.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement;
(b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Employer's principal executive offices to another area; or (d) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent.

           5.5 Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 5.5. For purposes of this Section 5.5, the Executive's designated beneficiary will be such individual beneficiary or trust as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

           (a) Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive (i) the Executive's Base Compensation for the remainder, if any, of the calendar month in which such termination is effective and (ii) that portion of the Executive's Incentive Compensation, if any, for the fiscal year during which the termination is effective, prorated through the date of termination.

            (b) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Base Compensation only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the fiscal year during which such termination occurs.

           (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 5.2, the Employer will pay the Executive his Base Compensation through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six (6) consecutive months thereafter, or
(ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive and for that part of the Executive's Incentive Compensation, if any, for the fiscal year during which disability occurs, prorated through the end of the calendar month during which disability occurs.

           (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Base Compensation through the end of the calendar month in which his death occurs, and that part of the Executive's Incentive Compensation, if any, for the fiscal year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

           (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

                           ARTICLE 6.
                         NON-DISCLOSURE

           6.1 Acknowledgments by the Executive. The Executive acknowledges that (a) during the period of Executive's employment with the Employer, and as a part of his employment, the Executive will be afforded access to Confidential Information and (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business. For purposes hereof, the term "Confidential Information" means any and all:

     (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is normally considered in the industry to be a trade secret; and

     (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, and similar information, however documented; and

     (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

The term "Confidential Information" shall not include, however, any information that is in the public domain (other than information in the public domain by reason of its wrongful release by Executive) or that Executive learned from sources outside of the Employer or that has been released by the Employer to the public.

           6.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

           (a) During the period of Executive's employment with the Employer and for three (3) years thereafter, the Executive will hold in confidence the Confidential Information and will not disclose it to any person other than in furtherance of the Employer's business except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

           (b) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except in furtherance of the business of the Employer or as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the period of employment, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                           ARTICLE 7.
              NON-COMPETITION AND NON-INTERFERENCE

           7.1 Acknowledgments by the Executive. The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is international in scope and its products are marketed throughout the world; (c) the Employer competes with other businesses that are or could be located in any part of the world; and (d) the provisions of this Section 7 are reasonable and necessary to protect the Employer's business.


           7.2 Covenants of the Executive. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and Benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

           (a) during the period of Executive's employment with the Employer, except in the course of his employment hereunder, and during the period ending three (3) years thereafter, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Employer; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

           (b) whether for the Executive's own account or for the account of any other person, at any time during the period commencing with Executive's employment with the Employer and ending three (3) years thereafter, solicit business of the same or similar type being carried on by the Employer, from any person known by the Executive to be a customer of the Employer, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer; or

           (c) whether for the Executive's own account or the account of any other person (i) at any time during the period commencing with the Executive's employment with the Employer and ending three (3) years thereafter, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the period of Executive's employment with the Employer or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the period of Executive's employment with the Employer and for three years thereafter, interfere with the Employer's relationship with any person, including any person who at any time during the period of Executive's employment with the Employer was an employee, contractor, supplier, or customer of the Employer.

           If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

                           ARTICLE 8.
                       GENERAL PROVISIONS

           8.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of Sections 6 and 7 of this Agreement would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Sections 6 and 7 of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

           8.2 Covenants of Sections 6 and 7 are Essential and Independent Covenants. The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the corporation which has agreed to purchase stock from the stockholders of a company that owns eighty percent (80%) of the stock of Employer and also to purchase stock of Employer from the Executive who owns the other twenty percent (20%) of the stock of the Employer would not agree to close its Stock Purchase Agreement and the Employer would not have entered into this Agreement. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

           If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 6 and 7.

           8.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

           8.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

           8.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

           8.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

           8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

           If to Employer:         John Dane, III
                                   Chairman of the Board
                                   Texas Drydock, Inc.
                                   c/o Halter Marine Group, Inc.
                                   13085 Industrial Seaway
                                   Gulfport, Mississippi 39503

           Facsimile No.:               (601) 897-4803


           If to the Executive:    Mr. Don O. Covington
                                   4322 Memorial Drive
                                   Orange, Texas 77632

           8.8 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

           8.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

           8.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

           8.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

           8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.



                                   EMPLOYER

                                   TEXAS DRYDOCK, INC.

                                        /s/ T. C. Weller, Jr.
                                   By:____________________________
                                      Name: T. C. Weller, Jr.
                                      Title: Chairman



                                   EXECUTIVE

                                   /s/Don O. Covington
                                   _______________________________
                                    Don O. Covington

                         EXHIBIT 99.7

                      EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made as of
      April 4               , 1997 by TEXAS DRYDOCK, INC. a Texas
corporation (the "Employer"), and ROBERT W. FOGAL, an individual
who resides  AT 15526 San Milo ,  Houston        , Texas  77068
(the "Executive");

                      W I T N E S S E T H:

     The parties hereto agree as follows:

                           ARTICLE 1.
                   EMPLOYMENT TERMS AND DUTIES

           1.1  Employment.  The Employer hereby employs the
Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

           1.2 Term. The term of the Executive's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on that date which is four (4) years after the date of this Agreement, subject to Article 5 of this Agreement.

           1.3 Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chairman of the Board, and will initially serve as Vice President of the Employer. The Executive will devote his entire business time, attention, skill, and energy to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement.

                           ARTICLE 2.
                          COMPENSATION

           2.1 Base Compensation. The Executive will be paid an annual salary of One Hundred Thirty-Eighty Thousand Dollars ($138,000.00), subject to adjustment as provided below (the "Base Compensation"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Base Compensation will be reviewed by the Board of Directors of the Employer (of if applicable, the Board of Directors of the corporation which is the parent of the Employer), or a Compensation Committee appointed by such Board of Directors, not less frequently than annually, and may be adjusted upward or downward in the sole discretion of such Board of Directors or Compensation Committee, but in no event will the Base Compensation be less than One Hundred Thirty-Eighty Thousand Dollars ($138,000.00) per year, without Executive's consent.

           2.2 Incentive Compensation. As additional compensation (the "Incentive Compensation") for the services to be rendered by the Executive pursuant to this Agreement, the Employer will pay the Executive with respect to each fiscal year of the Employer during the period of Executive's employment, commencing on or after April 1, 1997, a bonus as determined from time to time by the Board of Directors or an amount that is based upon the Employer's incentive program (the "Incentive Program") as established by the Board of Directors of Employer (or if applicable, the Board of Directors of the corporation which is the parent of Employer). Employer may modify any Incentive Program from time to time and any such modification may affect prospectively Employee's Incentive Compensation.

           2.3 Benefits. The Executive will, during the term of Executive's employment under the Agreement, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

                           ARTICLE 3.
                     FACILITIES AND EXPENSES

           3.1 General. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as the Chairman of the Board deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

           3.2 Automobile. The Employer will include the Executive in the Employer's automobile allowance policy. The Executive will own his own automobile, and maintain and insure it at his own expense, for his business use in connection with his employment under this Agreement. The Executive will at his own expense maintain liability insurance on any automobile used in connection with the Employer's business.

                           ARTICLE 4.
                     VACATIONS AND HOLIDAYS

           The Executive will be entitled to a paid vacation during each fiscal year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board. The Executive will also be entitled to the paid holidays as set forth in the Employer's policies. Vacation days and holidays during any fiscal year of the Employer that are not used by the Executive during such fiscal year may not be used in any subsequent fiscal year.

                           ARTICLE 5.
                           TERMINATION

           5.1  Events of Termination.  The Executive's Base
Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate:

           (a)  upon the death of the Executive;

           (b) upon the disability of the Executive (as defined in Section 5.2) immediately upon notice from either party to the other;
           (c) for cause (as defined in Section 5.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

           (d) for good reason (as defined in Section 5.4) upon not less than thirty days' prior notice from the Executive to the Employer.

           5.2  Definition of Disability.  For purposes of
Section 5.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 5.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

           5.3 Definition of "for Cause". For purposes of Section 5.1, the phrase "for cause" means: (a) the Executive's material breach of Article 6 this Agreement; (b) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any failure resulting from Executive's disability as specified in Section 5.2) after demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes Executive has not substantially performed his duties; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or
(e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment. For purposes of this Section, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, without reasonable belief that his action or omission was in the best interests of Employer. Any act, or failure to act, by Executive that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for Employer shall be presumed to be done, or omitted to be done, by Executive in the best interests of Employer. Notwithstanding the foregoing, Executive may not be terminated for Cause without delivery to Executive of a Notice of Termination setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under clause (a),(b), (c), (d) or (e) of this Section; provided, however, that if clause (b) above forms the basis for such termination, (i) the Employer must have delivered to Executive a demand for substantial performance in accordance with clause (b) above and (ii) the Notice of Termination must be preceded by written notice to Executive (A) specifically identifying the manner in which Employer believes Executive has not substantially performed his duties after the Employer's demand for substantial performance and (B) providing an opportunity for Executive, together with his counsel, to be heard before the Board of Directors of the Employer.

           5.4  Definition of "for Good Reason".  For purposes of
Section 5.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach of this Agreement;
(b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Employer's principal executive offices to another area; or (d) the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent.

           5.5 Termination Pay. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 5.5. For purposes of this Section 5.5, the Executive's designated beneficiary will be such individual beneficiary or trust as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

           (a) Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive (i) the Executive's Base Compensation for the remainder, if any, of the calendar month in which such termination is effective and (ii) that portion of the Executive's Incentive Compensation, if any, for the fiscal year during which the termination is effective, prorated through the date of termination.

            (b) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Base Compensation only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the fiscal year during which such termination occurs.


           (c) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 5.2, the Employer will pay the Executive his Base Compensation through the remainder of the calendar month during which such termination is effective and for the lesser of (i) six (6) consecutive months thereafter, or
(ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive and for that part of the Executive's Incentive Compensation, if any, for the fiscal year during which disability occurs, prorated through the end of the calendar month during which disability occurs.

           (d) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Base Compensation through the end of the calendar month in which his death occurs, and that part of the Executive's Incentive Compensation, if any, for the fiscal year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

           (e) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 5, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

                           ARTICLE 6.
                         NON-DISCLOSURE

           6.1 Acknowledgments by the Executive. The Executive acknowledges that (a) during the period of Executive's employment with the Employer, and as a part of his employment, the Executive will be afforded access to Confidential Information and (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business. For purposes hereof, the term "Confidential Information" means any and all:

     (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is normally considered in the industry to be a trade secret; and

     (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, and similar information, however documented; and

     (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

The term "Confidential Information" shall not include, however, any information that is in the public domain (other than information in the public domain by reason of its wrongful release by Executive) or that Executive learned from sources outside of the Employer or that has been released by the Employer to the public.

           6.2 Agreements of the Executive. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

           (a) During the period of Executive's employment with the Employer, the Executive will hold in confidence the Confidential Information and will not disclose it to any person other than in furtherance of the Employer's business except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

           (b) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except in furtherance of the business of the Employer or as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the period of employment, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                           ARTICLE 7.
                       GENERAL PROVISIONS

           7.1 Injunctive Relief and Additional Remedy. The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of Section
6 of this Agreement would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Section 6 of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

           7.2 Covenants of Section 6 are Essential and Independent Covenants. The covenants by the Executive in Section
6 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the corporation which has agreed to purchase stock from the stockholders of a company that owns eighty percent (80%) of the stock of Employer and also to purchase stock of Employer from a stockholder who owns the other twenty percent (20%) of the stock of the Employer would not agree to close its Stock Purchase Agreement and the Employer would not have entered into this Agreement. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

           If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Section 6.

           7.3 Representations and Warranties by the Executive. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.



           7.4 Obligations Contingent on Performance. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

           7.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

           7.6 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

           7.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

           If to Employer:         John Dane, III
                                   Chairman of the Board
                                   Texas Drydock, Inc.
                                   c/o Halter Marine Group, Inc.
                                   13085 Industrial Seaway
                                   Gulfport, Mississippi 39503

           Facsimile No.:               (601) 897-4803


           If to the Executive:    Mr. Robert W. Fogal
                                   1526 SAN MILO
                                   HOUSTON    , Texas 77068

           8.8 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

           8.9 Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

           8.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

           8.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

           8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.



                                   EMPLOYER

                                   TEXAS DRYDOCK, INC.

                                        /s/T. C. Weller, Jr.
                                   By:___________________________
                                      Name: T. C. Weller, Jr.
                                      Title: Chairman



                                   EXECUTIVE

                                   /s/Robert W. Fogal
                                   _______________________________
                                    Robert W. Fogal